       As filed with the Securities and Exchange Commission on January 10, 2001
                                                      Registration No. 333-46316
                                                      --------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                              RETRAC MEDICAL, INC.
                 (Name of small business issuer in its charter)

        DELAWARE                         3841                    13-3887676
(State or jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
     incorporation or        Classification Code Number)     Identification No.)
      organization)

                              22 SOUTH MAIN STREET
                            NEW CITY, NEW YORK 10956
                                 (914) 639-9598
          (Address and telephone number of principal executive offices and principal place of business)

                     --------------------------------------

                                 THOMAS SASSONE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              RETRAC MEDICAL, INC.
                              22 SOUTH MAIN STREET
                            NEW CITY, NEW YORK 10956
                                 (914) 639-9598
            (Name, address and telephone number of agent for service)
                                 ---------------
                                   COPIES TO:
                             DANIEL K. DONAHUE, ESQ.
                             MARC A. INDEGLIA, ESQ.
                        OPPENHEIMER WOLFF & DONNELLY LLP
                       500 NEWPORT CENTER DRIVE, SUITE 700
                             NEWPORT BEACH, CA 92660
                                 (949) 823-6000
                                 ---------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                ----------------
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]
           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
              ----------------------------------------------------

                                            CALCULATION OF REGISTRATION FEE
=============================== ======================== ====================== ===================== =================
    TITLE OF EACH CLASS OF                                     PROPOSED               PROPOSED
          SECURITIES                 AMOUNT TO BE          MAXIMUM OFFERING       MAXIMUM AGGREGATE      AMOUNT OF
       TO BE REGISTERED               REGISTERED           PRICE PER SHARE (1)     OFFERING PRICE     REGISTRATION FEE
------------------------------- ------------------------ ---------------------- --------------------- -----------------
Common Stock, $.01 par value     2,300,000 Shares (1)           $12.00              $27,600,000           $7,286.40
------------------------------- ------------------------ ---------------------- --------------------- -----------------
Common Stock, $.01 par value       230,000 Shares (2)           $14.40               $3,312,000           $  874.37
------------------------------- ------------------------ ---------------------- --------------------- -----------------
Total                                                                                                     $8,160.77
=============================== ======================== ====================== ===================== =================

(1) Includes shares the underwriters will have the option to purchase solely to cover over-allotments, if any.
(2)  Includes shares issuable upon exercise of underwriter's warrant.
                             -----------------------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Subject to completion, dated January 10, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


PROSPECTUS
                                2,000,000 Shares

                              RETRAC MEDICAL, INC.

                                  Common Stock

         We are offering 2,000,000 shares of our common stock. This is our initial public offering and no public market currently exists for our shares. We have applied to list our common stock on the American Stock Exchange under the symbol "_____ ." We expect the public offering price to be between $8 and $12 per share.

PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                                                      Per Share       Total
                                                      ----------   ----------
Public offering price...........................      $            $
Underwriting discount...........................      $            $
Proceeds, before expenses, to us................      $            $


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The underwriters have an option to purchase an additional 300,000 common shares from us to cover over-allotments. Centex Securities expects to deliver the shares to the purchasers on or about _____________, 2001.


                         CENTEX SECURITIES INCORPORATED


                  THE DATE OF THIS PROSPECTUS IS ________, 2001

                               PROSPECTUS SUMMARY

         YOU SHOULD READ THIS SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.

         ALL SHARE AMOUNTS IN THIS PROSPECTUS HAVE BEEN ADJUSTED TO GIVE EFFECT TO A 2 FOR 3 REVERSE SPLIT OF OUR OUTSTANDING COMMON SHARES EFFECTED IN SEPTEMBER 2000. DISCLOSURE CONCERNING THE TOTAL NUMBER OF COMMON SHARES OUTSTANDING AS OF THE DATE OF THIS PROSPECTUS INCLUDES 721,619 COMMON SHARES THAT WE HAVE PREVIOUSLY AGREED TO ISSUE TO CERTAIN THIRD PARTIES ONLY IF WE COMPLETE OUR INITIAL PUBLIC OFFERING.


                                   OUR COMPANY

         We are an emerging medical technologies company that is developing a line of proprietary medical devices for use by healthcare professionals, medical institutions and other individual users. Our products are designed to reduce the risk of injury to healthcare professionals from accidental needlestick injuries. Our products are further designed to comply with new laws which require health care facilities to phase out the use of syringes and other medical devices which have no safety mechanisms in place. As of the date of this prospectus, we have not generated any revenue, and we do not anticipate manufacturing or marketing our product until the fourth quarter of 2001.

         Healthcare workers who use syringes are at risk of suffering a needlestick injury. The Theta Corporation reports that one million needlestick injuries occur each year. When these injuries occur, a healthcare worker can be exposed to more than 20 different types of blood borne diseases, including HIV and hepatitis. In addition, a person who suffers a needlestick injury often suffers months of anxiety and stress while waiting for test results to determine if a serious disease was transmitted to the person due to the needlestick injury. Healthcare workers and major insurance carriers are seeking new medical devices which reduce these risks, and new state and federal laws are requiring the use of safety medical devices.

         Our initial product is the Stat-Trak(TM) Safety Syringe, a cost-effective safety syringe for medical healthcare professionals and facilities. This product incorporates patented technology into a traditional syringe which enables healthcare professionals to retract the needle permanently into the barrel of the syringe after use. As a result, the syringe is rendered unusable and can be safely and conveniently disposed of without the risk of injury from accidental needlesticks. Our safety syringes will not require a change in user technique. Future products will include a system of needle-free devices which are intended to eliminate the need for a hypodermic needle in an intravenous line by allowing the medication to be drawn into a syringe and then injected without the use of a needle.

         Our executive offices are located at 22 South Main Street, New City, New York 10956, and our telephone number is (845) 639-9598.

                                                   THE OFFERING
Common stock outstanding before this offering........         5,071,315 shares

Common stock offered.................................         2,000,000 shares

Common stock to be outstanding  after the offering...         7,071,315 shares

Use of proceeds......................................         We intend to use the net proceeds from the offering
                                                              for repayment of indebtedness, equipment and
                                                              capital expenditures and working capital.

Dividend policy......................................         We do not plan to pay dividends in the foreseeable
                                                              future. Because we are an emerging enterprise, we
                                                              will use all earnings to fund our ongoing operation
                                                              and the growth of the business.

Proposed AMEX symbol.................................         "___"
------------

         The common stock outstanding does not include 1,252,766 common shares issuable upon exercise of outstanding options and warrants, 530,000 common shares issuable upon exercise of the underwriters overallotment option and underwriter warrants, 17,520 unvested shares reserved for issuance under a consulting agreement, or approximately 885,395 common shares issuable upon conversion of outstanding convertible promissory notes.

                                                SUMMARY FINANCIAL DATA

                                                    YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED SEPTEMBER 30,
                                             -----------------------------------   -----------------------------------
                                                   1998               1999               1999               2000
                                             ----------------   ----------------   ----------------   ----------------
                                                                                      (UNAUDITED)        (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues.................................    $            --    $            --    $            --    $            --
Operating expenses.......................          1,603,572          1,600,932          1,193,785          3,301,229
Net loss.................................         (1,851,849)        (4,604,829)        (2,044,984)        (6,660,057)
Basic (loss) per share...................              (0.28)             (0.60)             (0.27)             (0.87)
Weighted average shares outstanding......          6,703,916          7,663,656          7,511,887          7,667,137

                                                     SEPTEMBER 30, 2000
                                             -----------------------------------
BALANCE SHEET DATA:                                ACTUAL          AS ADJUSTED
                                                (UNAUDITED)        (UNAUDITED)
                                             -----------------------------------
Working capital (deficit)................    $   (10,165,116)   $     6,763,634
Total assets.............................          3,188,483         10,241,716
Total liabilities........................         11,752,882          1,746,115
Stockholders' (deficit) equity...........         (8,564,399)         8,495,601
---------------

         "As Adjusted" means to give effect to the sale of 2,000,000 shares of common stock sold by us at an assumed initial public offering price of $10 per share, after deducting underwriting discounts and estimated offering expenses, our application of the net proceeds as described under "Use of Proceeds."

                                  RISK FACTORS

         This offering and an investment in our common stock involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.

         WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NO SIGNIFICANT OPERATING HISTORY, AND THERE IS A LIMITED AMOUNT OF INFORMATION ABOUT US ON WHICH TO MAKE AN INVESTMENT DECISION. We were founded in 1996 and acquired title to the patents to our safety syringes in July 1998. As of the date of this prospectus, we have begun neither the manufacturing nor marketing of our safety syringes nor otherwise started revenue producing operations. We believe at this time that we are six to nine months from revenue generating operations. As a result, we have no operating history in our current market upon which you can evaluate our business. The limited amount of information about us makes it difficult for you to predict whether we will be successful.

         AS A NEW COMPANY, WE FACE ALL OF THE RISKS, EXPENSES, AND UNCERTAINTIES FREQUENTLY ENCOUNTERED BY START-UP AND DEVELOPMENT STAGE COMPANIES. Any unanticipated expenses, problems, or technical difficulties may result in material delays both in the completion of the manufacturing and marketing of our safety syringes and needle-free devices and in offering our products to the market. Our management has made several assumptions concerning future events and circumstances which they believe to be significant to our operations and upon which our financial results will depend. Some assumptions will invariably not materialize and some unanticipated events and circumstances occurring subsequent to the date of this prospectus may affect other assumptions. If our assumptions about our future operations are wrong, we may not be able to operate in a profitable manner.

         OUR INDEPENDENT AUDITORS' REPORT RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. Our independent auditors have prepared their report on our 1999 financial statements assuming that we will continue as a going concern. Their report has an explanatory paragraph which states that our recurring losses from operations, our inability at December 31, 1999 to fund our then-current liabilities, our accumulated deficit, our stockholders' deficit, our negative working capital, our delinquency on payroll taxes and defaults on certain of our liabilities raise substantial doubt about our ability to continue as a going concern without a significant debt or equity financing in the immediate future.

         WE HAVE A HISTORY OF LOSSES, EXPECT TO INCUR ADDITIONAL LOSSES, AND MAY NEVER ACHIEVE PROFITABILITY. Through September 30, 2000, we incurred cumulative losses of $15.8 million, and we expect to continue to incur losses in the future. If we do not become profitable, the value of our stock will decrease. We anticipate that we will have large fixed expenses, and we plan to incur significant and increasing sales and marketing, manufacturing, and general and administrative expenses. We do not expect to ship our first product until the second half of the year 2001. In order for us to become profitable, we will need to generate and sustain significant revenue while maintaining reasonable cost and expense levels.

         THE PROCEEDS OF THIS OFFERING MAY NOT BE ENOUGH TO SUPPORT OUR GROWTH, AND IF, UNDER SUCH CIRCUMSTANCES, WE COULD NOT OBTAIN ADDITIONAL FINANCING, WE MIGHT CEASE TO CONTINUE AS A GOING CONCERN. We believe that the net proceeds of this offering will be sufficient to fulfill our needs through December 31, 2001. However, we may require additional capital before or after that time in order to fund marketing, research and development and general administrative expenses relating to our safety syringes and needle-free devices. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms, our operating results and prospects will be adversely affected.

         WE HAVE NO CURRENTLY AVAILABLE PRODUCT AND, IF OUR ANTICIPATED PRODUCTS, OUR STAT-TRAK SAFETY SYRINGE AND OUR NEEDLE-FREE INFUSION DEVICES, ARE NOT COMMERCIALLY SUCCESSFUL, OUR REVENUE WILL NOT GROW AND WE MAY NOT ACHIEVE PROFITABILITY. If our potential customers do not purchase our safety syringes or our needle-free infusion devices in large numbers, our revenue will not grow and our business, financial condition and results of operations will be seriously harmed. Since the market for our products is relatively new, future demand for our products is uncertain and will depend on the speed of adoption of safety syringes and needle-free devices. Even if hospitals and health providers purchase our products in large amounts initially, our products may not operate as expected. This could delay or prevent their adoption as a standard in the healthcare industry.

         WE FACE SIGNIFICANT COMPETITION FROM WELL-ESTABLISHED MEDICAL DEVICE COMPANIES THAT COULD PREVENT US FROM GROWING AND COULD PREVENT US FROM BECOMING PROFITABLE. The market for syringes is marked with intense competition, and we expect additional new competitors to emerge in the future. We are aware of a number of companies that currently manufacture and market disposable safety syringes. Many of these companies have existing relationships with health care providers and hospitals, making it more difficult to for us to sell our products to these potential customers. In addition, many of the healthcare institutions to whom we intend to sell our products to are tied into buying groups that contract with major suppliers of traditional syringes. These contracts will limit our ability to sell our safety syringes to certain healthcare institutions. We believe that most major healthcare group purchasing organizations will separate contracts involving safety syringes from contracts involving standard syringes thereby allowing smaller companies like us to compete, but there is no assurance they will do so. Also, to the extent these healthcare group purchasing organizations also enter into contracts to purchase safety syringes from our competitors, our ability to compete could be substantially limited.

         SOME OF OUR CURRENT AND POTENTIAL COMPETITORS ARE LARGE PUBLIC COMPANIES, INCLUDING BECTON DICKENSON AND SHERWOOD MEDICAL, AND HAVE LONGER OPERATING HISTORIES, SIGNIFICANTLY GREATER FINANCIAL, TECHNICAL AND MARKETING RESOURCES, WIDER CUSTOMER RELATIONSHIPS AND A BROADER PRODUCT LINE THAN WE DO. Consequently, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. These large public companies are better positioned than we are to acquire companies and new technologies that may displace our products or make them obsolete. Any of these acquisitions could give the acquiring competitor a strategic advantage. Unlike these large public companies, we have limited ability to provide vendor-sponsored financing, which may influence the purchasing decisions of prospective customers.

         THE GOVERNMENT EXTENSIVELY REGULATES OUR SAFETY SYRINGES AND NEEDLE-FREE SYSTEMS, AND HAS THE POWER TO PROHIBIT US FROM SELLING OUR PRODUCTS OR REQUIRE US TO INCUR ADDITIONAL, UNANTICIPATED COSTS. Numerous governmental authorities, principally the U.S. Food and Drug Administration and comparable state and foreign regulatory agencies, regulate the clinical testing, manufacture and sale of our safety syringes and needle-free systems. The regulatory process can be expensive and time-consuming. We have received FDA notification on our safety syringes through a pre-market notification filing under Section 510(k) of the Food, Drug and Cosmetics Act. Applicants under the
Section 510(k) procedure must prove that the device for which notification is sought is substantially equivalent to devices on the market before the Medical Device Amendments of 1976 or devices reviewed thereafter pursuant to the Section 510(k) procedure. Any new products we may develop or acquire or any improvements to our existing products will also require FDA review. The failure to receive requisite FDA notification for any of our future products, or significant delays in obtaining such notification, would prevent us from commercializing our products as anticipated and may have a materially adverse effect on our business. We have not received FDA notification under Section 510(k) with respect to our needle-free devices, and there can be no assurances that we will.

         WE MAY NOT BE ABLE TO PROTECT AND ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, WHICH WOULD ALLOW COMPETITORS TO DUPLICATE OUR PRODUCTS AND REDUCE ANY COMPETITIVE ADVANTAGE WE MIGHT HAVE AS A RESULT OF THE PATENTS. We own a series of U.S. five patents and seven European patents for our disposable safety syringes. We have an exclusive license for four patents relating to our needle-free devices, and we own an additional U.S. patent on a needle-free device. We also own a U.S. trademark for the name "Stat Trak." We regard these elements of our products as proprietary and attempt to protect them by relying on patent, trademark and service mark laws. However, any steps we take to continue to protect our intellectual property may be inadequate, time consuming and expensive. Furthermore, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property, which could harm our business.

         It is possible that no patents will be issued from our currently pending or future patent applications. Moreover, any issued patents may not provide us with any competitive advantages over, or may be challenged by, third parties. Several of the patents we do own will expire within the next five to twelve years, and any proprietary rights we have under the patents will expire. This may adversely affect any competitive edge we may have as a result of those patents.

         WE HAVE PLEDGED OUR PATENTS AS COLLATERAL FOR A LOAN TO ONE OF OUR DIRECTORS, AND IF WE DEFAULT ON THE LOAN, WE MAY LOSE OUR PATENTS AND THE RIGHT TO MANUFACTURE AND SELL OUR SAFETY SYRINGE. We obtained a loan from Perry Rowan Smith, one of our directors, and we pledged the patents covering our safety syringes as collateral for the loan. We have previously defaulted on the loan, but Mr. Smith agreed to extend the due date of the loan until 2001. However, unless and until we repay the principal and interest on the loan to Mr. Smith, there is a risk that another default may occur and Mr. Smith will obtain ownership of the patents covering our safety syringes. We intend to repay the principal and interest of this loan out of the proceeds of this offering.

         THE INVENTOR OF OUR PRODUCTS IS NOT OUR EMPLOYEE AND HAS NO OBLIGATION TO PERFORM ANY SERVICES FOR US, SO WE WILL NOT BE ABLE TO RELY ON HIM FOR FURTHER RESEARCH AND DEVELOPMENT CONTRIBUTIONS. Michael Haining is the inventor of our safety syringes and needle-free devices. He has sold or licensed to us the patents which cover these products. However, he is not our employee and he has no obligation to provide any services to us, such as consulting, engineering or research and development. Our business relies on technology and innovations made by Mr. Haining, but we will not be able to rely on Mr. Haining to assist us in further developing this technology or any future development of this technology or development on new product lines. This may hamper our ability to compete in the future if there are rapid advances in our core technology.

         WE NEED TO HIRE ADDITIONAL QUALIFIED PERSONNEL, AND IF WE ARE UNABLE TO DO SO, OR IF WE LOSE KEY PERSONNEL, WE MAY BE UNABLE TO MANAGE OR GROW OUR BUSINESS. We only have, three full-time employees. If we are unable to identify, attract or retain qualified personnel or to retain the services of key personnel, especially sales personnel, it would be difficult for us to manage our business, make timely product introductions and increase sales. We intend to continue to hire many sales, marketing and support personnel. Competition for these employees may be intense, and we may not be successful in attracting and retaining qualified personnel.

         CONTROL BY OUR MANAGEMENT MAY LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF DIRECTOR ELECTIONS AND OTHER TRANSACTIONS REQUIRING STOCKHOLDER APPROVAL. Upon the completion of this offering, our present directors and executive officers will beneficially own approximately 29.5% of our outstanding common stock. As a result, management, if they act together, will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and may have veto power over any stockholder action or approval requiring a majority vote.

         WE HAVE NO IMMEDIATE PLANS TO PAY CASH DIVIDENDS, SO YOUR ONLY POSSIBILITY TO RECEIVE A RETURN ON YOUR INVESTMENT IS AN INCREASE IN THE PRICE OF OUR STOCK, WHICH MAY NOT OCCUR. We have never declared or paid cash dividends on our capital stock and we do not expect to declare or pay any cash dividends for the foreseeable future. Earnings, if any, will be retained to fund development and expansion. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as the board of directors may deem relevant.

         YOU WILL EXPERIENCE IMMEDIATE DILUTION FOLLOWING THIS OFFERING, SO THE BOOK VALUE OF EACH SHARE YOU PURCHASE WILL BE SUBSTANTIALLY LOWER THAN THE PRICE PER SHARE WHICH YOU PAY. Because our common stock has in the past been sold at prices substantially less than the public offering price that you will pay, you will suffer immediate dilution of $9.19 per share in pro forma net tangible book value. The exercise of outstanding options and warrants and the conversion of convertible promissory notes may result in, further dilution.

         A SIGNIFICANT PORTION OF THE PROCEEDS OF THIS OFFERING WILL BE USED TO REPAY EXISTING INDEBTEDNESS RATHER THAN WORKING CAPITAL. We anticipate using approximately $11.4 million to repay outstanding principal and interest on debt we have incurred and current liabilities. We believe that there will be enough additional capital remaining from this offering in order to begin operations. However, our decision to use a substantial portion of the proceeds of this offering to pay our indebtedness creates a risk that this allocation will cause a shortage of working capital in the future.

         BECAUSE WE HAVE NO SPECIFIC PLANS FOR A PORTION OF THE PROCEEDS, WE MAY NOT ALLOCATE THE PROCEEDS TO USES YOU CONSIDER DESIRABLE. Approximately $2.76 million of the net proceeds from the offering are allocated toward working capital. As a result, our management will have the discretion to allocate a large portion of the net proceeds of this offering to uses the stockholders may not deem desirable.

         THERE HAS BEEN NO PUBLIC MARKET FOR OUR COMMON STOCK BEFORE THIS OFFERING, AND THE INITIAL PUBLIC OFFERING PRICE MAY NOT REFLECT THE TRUE MARKET VALUE OF OUR SHARES. There was no public market for our common stock before this offering. The initial public offering price of the common stock will be determined through our negotiations with the underwriters and does not necessarily relate to our book value, assets, past operating result, financial condition or other established criteria of value. Since the market price after the offering may be less than the initial public offering price, you may be unable to resell the shares you purchase at or above the initial public offering price.

         WE DETERMINED THE OFFERING PRICE BY NEGOTIATING IT WITH THE UNDERWRITER, AND THE OFFERING PRICE DOES NOT NECESSARILY HAVE ANY CORRELATION WITH ANY ESTABLISHED CRITERIA OF VALUE FOR OUR COMMON STOCK. The offering price is not necessarily related to our asset value, net worth or other established criteria of value. While we believe that the implied value of Retrac is commensurate with the market capitalization of similarly situated medical device companies, we cannot make any assurance that our market capitalization will remain comparable to such companies.

         OUR FUTURE OPERATING RESULTS ARE UNPREDICTABLE, WHICH MAY CAUSE OUR STOCK TO BE VOLATILE. Our revenues and operating results may fluctuate significantly from quarter to quarter, which can lead to significant volatility in our stock's price and volume. Factors which lead to such fluctuations include the following, many of which are beyond our control:

         o our ability to attract and retain new customers and maintain customer satisfaction;

         o new products and product lines introduced by us or by our competitors;

         o        price competition;

         o decreases in the level of use of safety syringes and other safety medical devices;

         o        our ability to upgrade and develop our products; and

         o government regulations related to use of safety syringes and other safety medical devices.

         In addition, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many smaller public companies for reasons unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

         SHARES ELIGIBLE FOR FUTURE SALE COULD DEPRESS THE PRICE OF OUR COMMON STOCK, THUS LOWERING THE VALUE OF YOUR INVESTMENT. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock. Upon completion of the offering, based on shares outstanding as of the date of this prospectus, we will have outstanding 7,071,315 shares of common stock. Approximately 2,246,555 shares will be tradable without restriction or further registration under the 1933 Act by persons other than our "affiliates," including shares which will be eligible for immediate sale in the public market without restriction pursuant to Rule 144(k) under the 1933 Act. As of the closing of this offering, the remaining approximately 4,824,760 shares of common stock outstanding before the closing will be "restricted securities," as that term is defined in Rule 144 under the 1933 Act, and may be sold under Rule 144 so long as the holding period, volume limitations and other restrictions under Rule 144 are met.

         PROVISIONS OF DELAWARE LAW, OUR CERTIFICATE OF INCORPORATION AND OUR BYLAWS COULD DELAY OR PREVENT A TAKEOVER OF US, WHICH COULD PREVENT YOU FROM REALIZING A PREMIUM OVER THE MARKET PRICE OF OUR COMMON STOCK. Certain provisions of our certificate of incorporation, bylaws, and Delaware law may be deemed to have an anti-takeover effect. Such provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests. For example, our certificate of incorporation allows our board of directors to issue additional shares of common stock.

         In addition, we must comply with the anti-takeover provisions of
Section 203 of the Delaware General Corporation Law, which prohibit a publicly-held Delaware corporation from engaging in certain business combination with interested stockholders for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. They are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risks Factors." Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations.

                                 USE OF PROCEEDS

         We estimate that our net proceeds from the sale of the 2,000,000 shares of common stock that we are offering will be approximately $17.06 million, based on an assumed initial public offering price of $10.00 per share and after deducting underwriting discounts and estimated offering expenses. We expect to use the net proceeds as follows:

      USE OF NET PROCEEDS                       AMOUNT       PERCENTAGE
-----------------------------------------   -------------   ------------
Reduction of Debt........................     $8,187,972          48.0%
Payment to Martin Kelly..................      2,833,332          16.6%
Payment pursuant to License Agreement....        375,000           2.2%
Tooling and Equipment....................      2,900,000          17.0%
Working Capital..........................      2,763,696          16.2%
                                            -------------   ------------
Total                                        $17,060,000         100.0%

         We intend to repay approximately $8.19 million in outstanding indebtedness with a portion of the net proceeds. The outstanding indebtedness has varying maturity dates and carries varying rates of interest which are set forth in the following table:

-------------------------- ----------------------- ------------------------
  AMOUNT OF INDEBTEDNESS       RATE OF INTEREST         MATURITY DATE
-------------------------- ----------------------- ------------------------
$216,122                   12%                     May 2001
-------------------------- ----------------------- ------------------------
$131,250                   7%                      2002
-------------------------- ----------------------- ------------------------
$565,000                   12%                     July 2001
-------------------------- ----------------------- ------------------------
$414,400                   8%                      July 2001
-------------------------- ----------------------- ------------------------
$2,009,538                 7%                      February 2001
-------------------------- ----------------------- ------------------------
$162,000                   0%                      June 2001
-------------------------- ----------------------- ------------------------
$2,615,500                 12%                     2000 and 2001
-------------------------- ----------------------- ------------------------
$238,266                   12%                     January, 2001
-------------------------- ----------------------- ------------------------

         The balance of the $8.19 million of the outstanding indebtedness, which is approximately $1.84 million, is comprised of accounts payable and accrued liabilities. We incurred $2,746,750 of this debt since January 1999. We used the proceeds of that debt to service other notes payable, to make payments in order to settle litigation against us, and for working capital.

         In addition, under an agreement with our former chairman and chief executive officer, Martin Kelly, we are obligated to pay him $1.5 million upon completion of an initial public offering, and we are obligated to pay him six quarterly payments of $333,333 each. We intend to pay Mr. Kelly the initial $1.5 million and four of the six quarterly payments, totalling $1.32 million, with a portion of the net proceeds. Under the license agreement for the rights to the patents on our needle-free devices, we have agreed to pay the licensor $375,000 upon completion of an initial public offering. We intend to pay the licensor this amount with a portion of the net proceeds.

         We intend to use approximately $2.9 million of the net proceeds for tooling and equipment to produce our safety syringes and needle-free devices. We intend to use the balance of the net proceeds, which will be approximately $2.76 million, for working capital. We currently have no commitments or agreements with respect to any acquisitions or investments. We have not determined the amounts we plan to spend on any of the uses described above or the timing of these expenditures. Pending our use of the net proceeds, we intend to invest them in short-term, interest-bearing, investment-grade securities.

                                 DIVIDEND POLICY

         We have never declared nor paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, general business condition and such other factors as our board of directors may deem relevant.

                                    DILUTION

         As of September 30, 2000, our net tangible book value (deficit) per share was ($2.26) based upon our unaudited consolidated balance sheet as of September 30, 2000, without giving any effect to any changes after September 30, 2000. "Net tangible book value (deficit)" per share represents the amount of our tangible assets, less the amount of liabilities, divided by the number of shares of common stock outstanding. After deducting the estimated offering expenses payable by us, the pro forma net tangible book value per share at September 30, 2000, will be approximately $0.81. The current stockholders will thus benefit from an immediate increase in net tangible book value per share of $3.07. There will be an immediate dilution to new investors of approximately $9.19 per share.

         The following table illustrates the dilution to investors in this offering on a per share basis as of September 30, 2000 assuming the sale of offered shares at $10.00 per share:

Offering price per share.............................................. $ 10.00

Net tangible pro forma book value (deficit)
per share before offering............................................. $ (2.26)

Increase per share attributable to payments made by new investors..... $  3.07
                                                                       --------

Pro forma net tangible book value per share after offering............ $  0.81
                                                                       --------

Dilution in net tangible book value per share offered hereby.......... $  9.19

         The following table summarizes the difference between the number of shares purchased from us by existing shareholders for cash, including the total consideration paid and the average price per share paid by those parties, and by those persons purchasing the shares in this offering. The table:

         o assumes the conversion of approximately $3,512,395 of convertible debt into 885,395 of common shares;

         o includes our past issuance of common shares in cancellation of outstanding loans;

         o does not take into account the issuance of any shares issuable upon exercise of the underwriters' over-allotment option or warrants;

         o does not take into account 17,520 unvested shares reserved for issuance under a consulting agreement; and

         o does not take into account the issuance of 1,252,766 shares of common stock issuable upon exercise of outstanding options and warrants at a weighted average exercise price of $7.66 per share.

                                      Percent                      Percent         Average
                        Shares       of Total                     of Total      Consideration
                       Purchased      Shares    Consideration   Consideration     Per Share
                      ------------   --------   -------------   -------------   -------------
Present stockholders    5,910,710        74%    $  4,080,767             17%    $        .69
New investors           2,000,000        26%    $ 20,000,000             83%           10.00
       Total            7,910,710       100%    $ 24,080,767            100%


                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2000 on an actual basis, and on a pro forma basis as adjusted to reflect the following:

         o the sale of 2,000,000 shares offered by us at an assumed public offering price of $10.00 per share, after deducting underwriting discounts and estimated offering expenses payable by us; and

         o the application of the net proceeds towards the payment of approximately $7.80 million of long-term debt, which includes payment of $1.5 million to our former Chief Executive Officer.

         This table includes 721,619 common shares to be issued upon completion of this initial public offering and excludes the following:

         o 1,252,766 common shares issuable upon exercise of outstanding options and warrants at a weighted average exercise price of $7.66 per share as of September 30, 2000;

         o 17,520 unvested common shares reserved for issuance under a consulting agreement; and

         o shares issuable upon exercise of the underwriters' over-allotment option or warrants.

         You should read this table in conjunction with our consolidated financial statements and the notes relating to those statements appearing elsewhere in the prospectus.

                                                                              SEPTEMBER 30, 2000
                                                                       ---------------------------------
                                                                            ACTUAL         AS ADJUSTED
                                                                       ---------------   ---------------
Current maturities of long term debt...............................    $    8,280,029    $      615,408
Long term debt, net of current maturities..........................         1,261,957         1,130,707
Shareholders' equity:
      Common stock, $.01 par value:
      25,000,000 shares authorized, actual and as adjusted;
      3,903,554 shares issued and outstanding and 1,121,761
      shares to be distributed, actual; and
      7,025,315 shares issued and outstanding, as adjusted........            93,121           113,121
Additional paid in capital.........................................         9,971,047        27,011,047
Accumulated deficit................................................       (15,752,571)      (15,752,571)
Treasury stock.....................................................        (2,875,996)       (2,875,996)
                                                                       ---------------   ---------------
      Total shareholders' equity (deficit).........................        (8,564,399)        8,495,601
                                                                       ---------------   ---------------
      Total capitalization.........................................    $      977,587    $   10,241,716
                                                                       ===============   ===============

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         We are a development stage company that intends to develop, market and distribute a line of proprietary medical devices for use by healthcare professionals, medical institutions and other individual users. Our first product is the Stat-Trak(TM) Safety Syringe, a cost-effective safety syringe for medical healthcare professionals and facilities. As of the date hereof, we have acquired the patents and have obtained FDA notification to market the Stat-Trak Safety Syringe in the United States.

         We expect future products to include a line of needle-free infusion devices designed to eliminate the use of a hypodermic needle in administering medication through an intravenous line. As of the date hereof, we have acquired exclusive the world-wide rights to commercially exploit our needle-free infusion devices pursuant to a license on four patients and our outright ownership of a fifth patient. However, we have only recently started the design and development of those products, pursuant to which we have completed proof of principle prototypes. Upon completion of this offering, we intend to begin the detailed final stages of design and engineering of our needle-free infusion devices, including final prototype development and pre-production tooling. We expect to begin manufacturing and marketing of needle-free infusion devices in the fourth quarter of 2001. We also intend to investigate the viability of potential new products, including safety modifications within existing medical product categories, such as scalpels and other surgical instruments.

         Our plan of operations over the next 12 months includes the beginning of manufacturing and marketing of our disposable safety syringes and needle-free devices. Our plan assumes the completion of this offering in the fourth quarter of 2000 and includes the following:

         o the design, development and testing of our needle-free infusion devices;

         o the establishment of marketing and distribution channels for our disposable safety syringes and needle-free devices;

         o the establishment of contract manufacturing arrangements with third parties who will produce and package for shipment our disposable safety syringes and needle-free devices; and

         o production of molds and purchase of equipment required to be purchased by us for the production of our products.

         We have begun development of the manufacturing process for our Stat-Trak safety syringe, including completion of a series of engineering and design phases on our patented technology. We have also begun designing and developing manufacturing tools, molds, assembly equipment, printing equipment and packaging equipment, a process which takes six to nine months to complete. Upon completion of the design and development of the manufacturing tools, we must submit the entire manufacturing process to the FDA for approval and validation. We expect the validation stage to take approximately two months. Upon completion of the validation stage, which we estimate will be in the fourth quarter of 2001, we expect to begin full scale manufacturing and marketing of our safety syringes. We have also begun design and engineering work for varying sizes of our safety syringe, and we intend to complete this work in the next 12 months.

         Since our inception in 1996, we have financed our activities to date through the sale of our securities. As of September 30, 2000, we had a working capital deficit of $10,165,116. We will repay all of our existing debt obligations, other than accounts payable incurred in the ordinary course of business, with a portion of the net proceeds of this offering. We are required to make payments to our former Chief Executive Officer, Martin Kelly, over the next 18 months, and we will reserve from the net proceeds of this offering the amounts necessary to honor such payment obligations during the next 12 month period. We believe that the net proceeds of this offering, after repayment of our outstanding indebtedness and the reserves made as discussed above, will be sufficient to satisfy our working capital requirements for the next 12 months, and will allow us to begin the manufacturing and marketing of our disposable safety syringes and needle-free devices. However, our expectations are based on certain assumptions concerning the costs involved in the manufacture of our products and time and expense involved in commencing revenue producing operations. These assumptions concern future events and circumstances which our officers believe to be significant to our operations and upon which our working capital requirements will depend. Some assumptions will invariably not materialize and some unanticipated events and circumstances occurring subsequent to the date of this prospectus may affect other assumptions. As a result, our actual working capital requirements may vary from our presently anticipated working capital requirements, and the variations may be material. In the event that we require additional working capital, there can be no assurance that we will be able to obtain sufficient additional capital in order to fund our working capital requirements in a timely manner.

                                    BUSINESS

GENERAL

         We are an emerging medical technologies company that intends to develop, market and distribute a line of proprietary medical devices for use by healthcare professionals, medical institutions and other individual users. Our first product is the Stat-Trak(TM) Safety Syringe, a cost-effective safety syringe for medical healthcare professionals and facilities. The Stat-Trak(TM) Safety Syringe incorporates patented technology into a traditional syringe which enables healthcare professionals to retract the needle permanently into the barrel of the syringe after use, rendering the syringe unusable and allowing for the safe and convenient disposal of the device without the risk of injury from accidental needlesticks. Future products are expected to include a system of needle-free devices, including the Stat-Link(TM) Universal Connector, the Stat-Link(TM) "Y" Socket and Stat-Vial(TM), which will eliminate the need for a hypodermic needle in intravenous injections by allowing the medication to be drawn into a syringe and then injected without the use of a needle.

         We believe that our safety syringes and needle-free infusion devices will meet all the important safety requirements mandated by legislation. Based on cost estimates which we have received from our manufacturer, the price at which we anticipate selling our product, and our analysis of the prices of our competitors as disclosed by a 1999 study conducted by the Novation group purchasing organization, we also believe that our product will be offered at a lower cost lower than products currently offered by our competitors. Because of their expected low cost, we believe that our safety syringes will be well positioned to take advantage of federal legislation and current Federal Occupational Safety and Health Administration, or OSHA, regulations requiring the phasing out of all devices which have the potential to cut a healthcare worker but fail to have safety features designed to reduce the risk of injury. Such devices are called "non-safety sharps." Legislation has been adopted in 17 states which requires hospitals and other healthcare providers to phase out their purchases of traditional non-safety syringes in favor of safety syringes that reduce the threat of needlestick injuries. Based on reports from the Novation Group purchasing organization, we believe our safety syringes are well positioned to take advantage of this changing marketplace because their design is both cost-effective and user-friendly when compared to other safety syringes currently on the market.

         We incorporated on February 29, 1996 under the name "Entertainment & Holdings, Inc." in the state of Delaware. On May 20, 1996, we changed our name to "Re-Track U.S.A., Inc.", and on May 31, 2000, we changed our name to "Retrac Medical, Inc."

OUR MARKET OPPORTUNITY

         ACCIDENTAL NEEDLESTICK INJURIES. An injection using a hypodermic syringe provides an effective method for delivery of health-giving and life saving medications. However, this same device can become a dangerous instrument after use. According to a 1998 report from Medical Data International, Inc., the exposed needle of a hollow-bore hypodermic syringe can harbor more than 20 blood-borne diseases. The blood remaining on and in the needle may contain dangerous and life-threatening viruses, including HIV or hepatitis.

         According to studies published by the Theta Corporation, a Connecticut based market research firm, approximately one million needlestick injuries to health care workers are reported each year. In addition to these reported injuries, the Center for Disease Control, or CDC, estimated in 1999 that less than 50% of all annual needlestick injuries are actually reported. This means that the actual number of needlestick injuries per year could be as high as three million. According to the Medical Data International report, more than four million healthcare workers in the U.S. and millions more worldwide face the daily occupational risk of contracting life-threatening diseases from accidental needlestick injuries. In addition, exposed needles pose a threat to workers in the sanitation and environmental service industries. Federal law and institutional policies require that healthcare workers properly and safely dispose of contaminated "sharps" devices such as hypodermic needles, however it is during this disposal process that accidental needlestick injuries frequently occur.

         DEVELOPMENT OF SAFETY SYRINGES AND NEEDLE-FREE DEVICES. Because of the dangers posed by accidental needlestick accidents and injuries, greater industry focus is being directed toward manufacturers who can provide safety syringes and needle-free devices. We believe that healthcare providers who desire improved safety for their workers, major insurance carriers, and new regulatory guidelines and pressure from government agencies are driving the demand for safety syringes. We base this belief on reports from institutions such as the University of Virginia Medical Center International Healthcare Worker Safety Center. In December 1991, OSHA adopted infection control safety regulations requiring workers to institute universal precautions to prevent contact with blood-borne diseases and infectious materials. These OSHA guidelines prohibits the recapping, bending or removal of needles. The CDC National Institute of Occupational Safety and Health estimates these practices be the cause of at least one-third of all needlestick injuries and infections. In November 1999, OSHA revised its 1991 directive to clarify its position and requirement for the use of safety devices. In November 2000, the newly enacted Needlestick Safety and Prevention Act modified the OSHA regulations by requiring healthcare facilities to use engineering controls in their efforts to prevent workers from coming in contact with blood-borne diseases and other potentially infectious materials. The Needlestick Safety and Prevention Act amended the definition of engineering controls by specifically adding needle-free devices and needles with built-in safety features or mechanisms.

         In April 1992, the U.S. Food and Drug Administration issued a safety alert to hospitals warning of the risk of needlestick injury from the use of hypodermic needles with intravenous equipment. The safety alert stated that although the FDA could not recommend specific products, it urged the use of a recessed needle system with a fixed safety feature or needleless systems. According to the alert, the FDA suggested the system used should have the following features, all of which are incorporated in our Stat-Trak(TM) Safety
Syringe:

         o Fixed safety features to provide a barrier between the hands and needle after use;

         o Safety features that allow or require the worker's hands to remain behind the needle at all times;

         o        Safety features that are an integral part of the device;

         o Safety features that are in effect before disassembly and remain in effect after disposal to protect users, trash haulers and the environment; and

         o Safety features that are as simple as possible and require little or no training in effective use.

         Needlestick injuries to healthcare workers can be reduced dramatically by the use of needles with safety features. With the addition of something as simple as a plastic sheath, a medical worker can slide a shield over the needle and lock it in place.

         COSTS OF TREATMENT AND PREVENTION. Although the cost of manufacturing safety syringes is greater than traditional syringes, we believe that these higher costs will be offset by the savings in healthcare expense related to the testing and treatment of needlestick injuries. Based on a 1998 study by J. Jagger and E. Juillet, each reported needlestick injury requires follow-up testing and treatment at an estimated cost of approximately $2,000 per non-infectious injury and between $500,000 and $1,000,000 for needlesticks resulting in HIV infection. Based on an average of one million reported incidents per year, the direct healthcare expense resulting from needlestick injuries is approximately $1.2 billion annually. This figure, however, could be as high as $3.5 billion based on the CDC's estimate that almost two-thirds of all needlestick injuries each year are not reported. In November 1999, the CDC issued a safety alert which calls on hospitals and healthcare facilities to implement the use of devices with safety features.

         The direct costs for treatment and testing following accidental needlestick accidents do not include all of the actual costs associated with such injuries. According to the American Hospital Association and Medical Data International, these costs include productivity loss, employee counseling and education, workers' compensation claims, absenteeism, long-term critical care and, in some cases, death. In addition, the emotional costs involved with a needlestick injury can lead to six months of anxiety for the injured healthcare worker until test results and re-tests confirm whether or not a disease was in fact transmitted.

         SAFETY MEDICAL DEVICE MARKET. Becton Dickinson and Sherwood Medical first launched hypodermic safety syringes into the U.S. market in the late 1980's. According to the Medical Data International report, the global syringe market is approximately 12 billion units, making it a $2 billion annualized market. The U.S. market for syringes accounts for about one half of the global market, with nearly 6 billion units sold. Of that amount, it is estimated that approximately 10% to 15% of all syringes sold are safety syringes. The Theta Corporation estimates that over the next several years, sales of safety syringes will increase to approximately 90% of the total syringe market. We believe that we are well positioned to take advantage of this expansion of the safety syringe market.

OUR SAFETY SYRINGES

         Our initial product is the Stat-Trak Safety Syringe, a retractable needle safety syringe for medical healthcare professionals and facilities. The retractable needle safety syringe is a sterile plastic disposable product intended for a single use and designed to minimize the risk of needlestick accidents and injuries. It is designed to function similarly to an ordinary syringe so that the user will see no difference in the function and use of the product until after the injection is complete. Once the user gives the injection, however, he need only press the plunger forward until an audible and tactile click occurs. When the user pulls the plunger rearward, the needle is drawn into the barrel of the syringe, rendering the syringe unusable.

         The needle end of the Stat-Trak Safety Syringe is a separate piece assembled and locked into the barrel of the syringe after molding. This piece of the syringe is designed to accept any standard needle assembly either as a friction slip fit or using the Leur lock screw threads that are well known in the industry. After completion of the injection, the plunger locks into the rear of the needle assembly, assuring needle retraction and preventing any attempt at reuse. Once retracted, the plunger is designed to be broken off, thereby eliminating the ability to push the needle assembly forward. This design assures that the needle is retracted into the barrel of the syringe safely, with no hand contact with the needle and with no possibility of reuse of the syringe.

         Although other safety syringes are currently available on the market, we believe that most of these products either come with a higher cost or are not as user-friendly as the Stat-Trak Safety Syringe. We base this belief on our pricing and cost analysis of our own product and analysis of pricing lists and clinical studies which the Novation group purchasing organization has prepared. According to the Novation group, most safety syringes use springs or other mechanisms to retract the needle into the barrel of the syringe after use. The goal of the design of our safety syringe has been to avoid the high cost and risk of failure typically associated with these mechanisms. In addition, our safety syringe is designed to be user friendly in that it requires no change in the accustomed technique used to operate a standard syringe. With the proliferation of new medical devices, medical professionals are constantly introduced to new products which require new techniques and training requirements, according to statistics which the University of Iowa Medical Center published. As a result, many medical professionals resist new products because of the training that often accompanies these new techniques. To avoid this resistance to new products, we have designed our safety syringes to avoid any change in user technique until after the injection has been given and to require little or no training for users familiar with traditional syringes.

OUR NEEDLE-FREE INFUSION SYSTEM

         Our needle-free infusion system is designed to eliminate the need for a hypodermic needle where injections and blood draws are done through an intravenous line. Currently, one must repeatedly use a needle when infusing or drawing blood from a patient through an intravenous line. The first use is when the healthcare worker accesses the patient's vascular system by injecting a needle through one of the patient's veins to initially establish the intravenous line. Once the initial injection is made, the healthcare worker will use the intravenous line to draw blood or administer medicine. To do so, the worker take another needle and puncture a rubber seal at the end of the intravenous line opposite to the connection to the body. A simple plastic device called a Y-site is used where concurrent infusion is needed. The medication will flow through the needle, through the intravenous line and into the bloodstream, and blood will be drawn in the reverse order.

         Our needle-free infusion system eliminates the need for the use of a needle after the initial injection is made. Like our safety syringe, the needle-free infusion system can significantly reduce a health care worker's exposure to blood, body fluids and even toxic drugs. Our needle-free system uses a self sealing valve to access an intravenous line while maintaining the sophisticated requirements for cleanliness and prevention of contamination.

         Using our system, a worker can attach a hypodermic syringe without the needle to the intravenous line or Y-sites through a spring-loaded valve that opens when the syringe is attached and reseals when the syringe is removed. This valve can be built into or manufactured as part of each of the different access systems. Additionally, we have developed a method of withdrawing medications from drug vials and containers without the use of needles.

         The Stat-Link(TM) Universal Connector is designed to allow needle-free access to the standard Y-Site in a conventional intravenous line. The Stat-Link(TM) Universal Connector attaches to the Y-Site by means of a piercing element which is inserted directly into the rubber pad or cap on the Y-Site. A hypodermic syringe without a needle attached is then connected to the Stat-Link(TM) Universal Connector thereby allowing the administration of medications or the drawing of blood to be performed without he use of a needle.

         The Stat-Link(TM) Y-Site is designed to be integrated directly into primary and secondary intravenous lines. This allows the administration of medication and the drawing of blood in the same needle-free manner as with the Stat-Link(TM) Universal Connector. In addition, it allows healthcare professionals to make piggyback intravenous connections without the need for special adapters or metal needles. This provides a low cost alternative to existing systems by eliminating the need for multiple parts.

         The Stat-Vial(TM) Connector is designed to be attached directly to the top of a standard medicinal vial. The Stat-Vial(TM) Connector incorporates the same unique spring loaded valve used in the Stat-Link(TM) Universal Connector and the Stat-Link(TM) Y-Site. The Stat-Vial(TM) Connector attaches to the top of a medicinal vial by means of a plastic device which is inserted through the rubber pad on the top of the vial. A healthcare professional can then draw up medicine from the vial by attaching a hypodermic syringe without a needle in the same manner as with the Stat-Link(TM) Universal Connector and the Stat-Link(TM) Y-Site.

MANUFACTURING

         We intend to manufacture and produce the Stat-Trak(TM) Safety Syringe using third-party U.S. based manufacturing facilities in 1 cc, 3 cc, 5 cc and 10 cc sizes. Packaging and sterilization will also be done by a third party supplier who will be registered with the FDA as a device manufacturer and who is currently certified in Europe as a manufacturer whose systems meet certain quality, consistency and reliability tests. Such certification is referred to as "ISO Certification." Current regulations require all syringe products to be molded and assembled in a clean environment appropriate to these types of devices, and we will require our manufacturer to comply with those regulations. To date, we have produced prototype syringes and we believe that these prototypes have demonstrated the viability of our product.

         We have entered into an agreement with a mold making and molding company in the United States to manufacture and produce our safety syringes. The moldmaking and molding company will design and build pre-production and product moldings for our safety syringes and to mold, assemble, print and package our safety syringes. The term of the agreement is ten years. We do not have any plans at this time to invest in our own manufacturing facilities. However, we intend to regularly review the self manufacturing option to determine when an investment in such capability may become feasible.

         We intend to manufacture and produce our needle-free infusion system products using third party U.S. based and possibly foreign based manufacturing facilities.

         Proof of principle prototype medical connectors were produced by a prototype molder and have demonstrated the viability of our products. With this complete, we intend to achieve full manufacturing and production capabilities under formal manufacturing and production contracts.

         It is our intention to establish a strategic partnership with a leading molder and manufacturer of medical supplies. We will own and control all molds, tooling and assembly equipment. We are also initiating the process of becoming ISO certified specifically for medical devices. Such certification is referred to as ISO 9001/EN46001 certification. Once we receive such certification, we will be allowed to place a mark called a "CE mark" on our product, which indicates that the manufacturer is complying with high and universally accepted standards for its product.

         All needle-free infusion system products will be molded and assembled in a clean environment appropriate to these types of devices. A third party supplier who is registered with the FDA as a device manufacturer, and who is currently ISO certified, will package and sterilize the needle-free infusion system. We plan to maintain device qualified manufacturing and quality staff to assure the highest quality product, and to allow the use of third party manufacturing for as long as possible. At this time, we do not see an investment in buildings and manufacturing as an appropriate use of capital. We intend to regularly review the self-manufacturing option to determine when an investment in such capability may become necessary.

         The material which we will use for our products consist of plastics and thermoplastic elastomers that meet minimum quality , performance and regulatory standards for this category of medical device. We have not determined any particular source for these materials; however, these materials are commonly available from several large and well-established sources in the U.S. and in other countries at competitive prices.

MARKETING

         We intend to market our technology and products through long-term partnerships and alliances as well as through licensing and distribution agreements with major global healthcare companies. We intend to focus our marketing efforts on creating an aggressive information campaign that highlights the differences between our retractable Stat-Trak(TM) Safety Syringe and other currently available syringes. We intend to market our products as follows:

         o Initially focus on the U.S. market, especially in target states such as California where legislation is in place that encourages the use of safety devices.

         o Enter global markets where defined areas of opportunity can be targeted for market need and accelerated growth.

         o Utilize e-commerce marketing to assist partners and alliances, create business to business opportunities, and discover new market areas and segments.

         As part of our marketing strategy, we intend to seek license, joint venture or co-marketing agreements with major device manufacturers as a means of providing faster market penetration into both U.S. and non-U.S. markets. No such agreements, however, are currently in place.

         We intend to market our needle-free infusion system for use in intravenous therapy applications as an innovative one-piece needle-free I.V. connection device that is differentiated from existing similar products. We believe that our connector and related devices offer the healthcare provider safe, easy to use, cost effective devices that are superior and clearly different from other protective I.V. connection device systems currently on the market.

DISTRIBUTION

         We intend to distribute our products through existing distribution channels and direct sales efforts to general purchasing organizations and end-users. We intend to make direct sales efforts to global, national, and regional distributors, including both general and specialty product distributors. We further intend to seek to distribute our products through direct sales to major institutional purchasing organizations such as Novation and Premier. Finally, we will attempt to approach our end-users directly, which include national and international health organizations, government health agencies, consumer goods and home-health providers, and other providers of healthcare services.

COMPETITION

         Historically, the search for technological and therapeutic innovations in the prevention, diagnosis and treatment of disease has characterized competition in the healthcare industry. In recent years, the healthcare industry has seen a consolidation of companies, with large firms acquiring other device manufacturers, resulting in pricing and market share pressures. These industry trends are expected to continue.

         The medical device market in general, and the hypodermic syringe and safety medical device market in particular, is highly competitive. According to the Medical Data International report, the leading manufacturers of hypodermic syringes are Becton Dickinson, Sherwood Medical Products Co. and Terumo Medical Corporation. In addition to manufacturing standard disposable syringes, Becton Dickinson also manufactures and sells safety syringes under the trade name Safety-Lok(R) and Sherwood Industries manufactures and sells safety syringes under the trade name Monoject(R). These companies combined to manufacture and sell approximately 700 million "safety" syringes last year. ICU Medical, a leader in the needle-free safety device market currently has sales agreements with two of the major medical device companies, with approximately $47 million in sales in 1999, according to its 1999 annual report.

         Despite the market share of our competitors, we believe that our retractable Stat-Trak(TM) Safety Syringe can compete and gain market penetration against safety and non-safety syringes because of its low cost, high degree of reliability, superior quality, and ease of use. An October 1999 safety syringe product report which the Emergency Care Research Institute released found that all of the safety syringes being sold by the major syringe companies have significant limitations or are not acceptable as safety devices. Only one product was recommended in that study and that device has a price that is two to three times higher than the expected price of our syringes. None of our products were reviewed in the Emergency Care Research Study.

         The Novation group purchasing organization conducted a clinical study in late 1999. In its study, the Novation group concluded that the "single hub manual retractable syringe design" was the most "user-friendly." Although our safety syringe was not included in that study, it is properly classified as a "single hub manual retractable syringe design" as described in the Novation group study.

         Although we believe that our safety syringes are superior to those currently available on the market, there can be no assurance that we will be able to compete initially or on a continual basis with companies that are currently marketing safety syringes or those that presently seek to enter into the safety syringe market.

         In addition, many of the healthcare institutions that we intend to sell our products to are tied into buying groups that contract with major suppliers such as Becton Dickinson and Sherwood Medical. These contracts will limit our ability to sell our safety syringes to certain healthcare institutions that have these contracts with suppliers in place. Based on our internal market analysis, we believe that most major healthcare group purchasing organizations will separate contracts involving safety syringes and needle-free devices from contracts involving standard syringes and devices thereby allowing smaller companies like us to compete. However, to the extent these healthcare group purchasing organizations also enter into contracts to purchase safety syringes from our competitors, our ability to compete could be substantially limited.

INTELLECTUAL PROPERTY

         SAFETY SYRINGES. Our ability to compete successfully depends, in part, on our ability to protect the proprietary technology contained in our products. We rely upon a combination of patent, trademark, and trade secret laws, together with non-disclosure agreements, to establish and protect proprietary rights in our safety syringes and other technology, as well as our trade names and other similar property. We also intend to enter into confidentiality and/or license agreements with our employees, manufacturers, distributors, customers and suppliers, and will limit access to and distribution of our proprietary information. If and when implemented, these measures will only afford us limited protection, as there can be no assurance that any steps we take will protect these proprietary rights or will be adequate to prevent misappropriation of our technology or the independent development by others of similar technology.

         We have purchased five patents in the U.S. and seven patents in Europe for our retractable needle safety syringes. These patents, issued over a period of several years, provide coverage of the numerous features that make these syringes unique. Our patents cover the following features of our safety syringes:

         o the needle retraction, locking and retaining features that hold the needle in place both before and after retraction;

         o a mechanism related to the syringe plunger that eliminates re-exposure of the needle; and

         o a capping mechanism designed to further minimize risk to the user.

         The patents for our safety syringes will expire starting in December 2007, with the last patent expiring in September 2014.

         We have pledged the patents covering our Stat-Trak(TM) Safety Syringe as collateral for a loan made by one of our directors, Perry Rowan Smith. Mr. Smith has a security interest in the patents covering our Stat-Trak(TM) Safety Syringe. We have also agreed to pay Mr. Smith a royalty equal to 2% of all of our gross sales of our Stat-Trak(TM) Safety Syringes. In the event that we license any of our products to any third-party, we will pay to Mr. Smith ten percent (10%) of any up-front consideration which we receive for such license, and five percent (5%) of all royalties or other residual income which we actually receive from such a license.

         NEEDLE-FREE DEVICES. We have also received an exclusive license for four additional patents in the U.S., and we purchased one additional patent, for our needle-free infusion system. The products covered by these patents include the Stat-Link(TM) "Y" Socket, the Stat-Link(TM) Universal Connector and Stat-Vial(TM) Connector. These products incorporate a valve which allows the introduction of medication into an intravenous line without the use of a needle. Pursuant to the license, we have a exclusive right to make, use and sell devices covered by these patents for the term of the patents, in exchange for which we promised to pay $375,000 in cash and issue a number of our common shares equal to $1,350,000 divided by the price per share in this offering. The design patent for our needle-free device will expire in December 2004. The remaining patents for our needle-free devices will expire starting in November 2013, with the last patent expiring in April 2014.

         TRADEMARKS. In addition, the U.S. Patent and Trademark Office has issued to us the trademark "Stat-Trak." The registration for this mark will expire in 2004, but is renewable for indefinite consecutive 10 year terms.

         RESEARCH AND DEVELOPMENT. Through September 30, 2000, we have spent $26,667 on research and development of our safety syringes and needle-free devices. These research and development activities primarily consist of design of the safety syringe pursuant to the patent specifications. We have not classified the costs associated with acquiring and establishing patents and license agreements relating to patents as research and development.

GOVERNMENT REGULATIONS

         FEDERAL FDA REGULATION. Numerous governmental authorities, principally the FDA, and corresponding state and foreign regulatory agencies, regulate the clinical testing, manufacture and sale of our safety syringes. Pursuant to the federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates the clinical testing, manufacturing, labeling, distribution and promotion of medical devices. Under the Medical Device Act of 1976, the FDA places medical devices into one of three classes called Class I, II, or III, on the basis of the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness.

         Before a new medical device can be introduced to the market, the manufacturer generally must obtain FDA clearance through either a "510(k) premarket notification" or through a premarket approval application. The retractable Stat-Trak(TM) Safety Syringe has received approval to market from the FDA through a 510(k) notification. Once we complete the design and development of the manufacturing tools, we must submit the entire manufacturing process to the FDA for final testing. In this process, the FDA must approve and validate all parts of the syringe, all plastics tooling, all machinery, the packaging process and the sterilization process before we may market our product. In this process, the FDA will require us to complete a statistically valid number of test runs, test samples and methods so that we are in full compliance with its quality system regulations. We expect the validation stage to take approximately two months. With completion of a manufacturing agreement and final testing, the product may be marketed directly to hospitals, medical professionals and other institutions.

         Our needle-free devices have not received 510(k) notification. We may see to obtain either Class I or Class II medical device classification, depending on how we sell the devices. If we sell the device solely to an intravenous product manufacturer who will then incorporate it into another device, the device would be Class I and require no filing with the FDA. If the device is sold to an end-user as a sterile device, the device would be Class II, and we would be required to file a 510K notification with the FDA. We are aware of several products currently on the market which can be used as a predicate or equivalent device; thus, we believe that we could obtain 510(k) notification within a short time after filing, which we can do once we develop, engineer and pre-produce tooling. Once we receive 510(k) notification, the process proceeds as described above. We expect the entire process to take 12 to 18 months.

         Although we have obtained FDA approval for our safety syringes, the FDA will continue to regulate our products. We will have to comply with various record keeping requirements and to report adverse experiences with the use of the device. The FDA may also inspect us on a routine basis for compliance with the its quality system regulations. These regulations impose certain procedural and documentation requirements upon us with respect to manufacturing and quality assurance activities.

         STATE REGULATION. Recent legislation on the state level has been implemented that requires the phasing out of non-safety sharps devices. This legislation will require medical institutions and other healthcare providers to change their purchasing practices in an attempt to avoid the injuries associated with needlestick accidents. Legislation requiring the phasing out of non-safety syringes has already been passed in the following seventeen states: Alabama, California, Connecticut, Georgia, Iowa, Maine, Maryland, Massachusetts, Minnesota, New Hampshire, New Jersey, New York, Ohio, Oklahoma, Tennessee, Texas and West Virginia. Similar legislation is being considered in 4 other states and the District of Columbia.

         FOREIGN REGULATION. In order for us to sell our products in Europe, manufacturers of our product must receive "ISO Certification," meaning that their systems meet certain quality, consistency and reliability tests. We will require our manufacturer to comply with the ISO certification requirements. In addition, we are in the process of becoming ISO certified specifically for medical devices, which is referred to as ISO 9001/EN46001 certification. Once we receive such certification, we will be allowed to place a mark called a "CE mark" on our product, which indicates that the manufacturer is complying with the ISO 9001/EN46001 standards for our product.

         ENVIRONMENTAL REGULATION. We are not subject to material environmental regulation. Our products are not composed of unique or hazardous materials, and we use no equipment or processes that are likely to create a material environmental concern. We intend to comply with all environmental regulations which do apply to us and the manufacturing of our product.

LITIGATION

         We are not party to any legal proceeding other than routine litigation incidental to the business, nor are any of our officers or directors or any of our property.

EMPLOYEES

         As of December 18, 2000, we had a total of seven employees, three of which are full-time employees. Of the total, one was in research and development, one was in marketing, and five were in back-office operations such as general management, finance, human resources and administration. None of our employees are represented by a labor union, and we have not entered into a collective bargaining agreement with any union. We have not experienced any work stoppages and consider our relations with our employees to be good.

PROPERTIES

         Our executive offices are located in New City, New York and consist of approximately 1,200 square feet of leased space. We lease this space pursuant to a month-to month oral agreement, at the rate of $750 per month.

                                   MANAGEMENT

EXECUTIVE OFFICER AND DIRECTORS

         Our executive officers and directors, the positions held by them and their ages as of December 18, 2000 are as follows:

      NAME             AGE                        POSITION
------------------   ------     ------------------------------------------------

Graham E. Gill         68       Chairman  of the  Board of  Directors, Executive
                                Vice President of Strategic Planning

Thomas Sassone         39       President, Chief Executive Officer and Director

Jack Gutierrez         45       Chief Financial Officer and Director

Alexander Mulgrew      32       Secretary and General Counsel

Joseph Montuoro        66       Director

Mark Murphy            38       Director

Perry Rowan Smith      48       Director

         GRAHAM GILL has been our Chairman and Executive Vice President of Strategic Planning since July 1999. Since 1993, Mr. Graham has served as a principal with The Belgravia Fund, Ltd., a private international investment fund.

         THOMAS SASSONE has served as our President and Chief Executive Officer since July 2000 and as a director since January 1999. Mr. Sassone also served as our Secretary from July 1999 to July 2000, our Treasurer from July 1999 to February 2000, and our Chief Operating Officer from February 2000 to July 2000. Mr. Sassone is an attorney, and he has been a partner in the law firm of Seskin & Sassone, formerly Sassone Zemanek & Girasa, since 1993.

         JACK GUTIERREZ has served as our Chief Financial Officer and as a director since April 1999. Mr. Gutierrez has also served as our Treasurer since July 2000. From July 2000, to August 15, 2000, Mr. Gutierrez also served as our Secretary. Mr. Gutierrez is a Certified Public Accountant. Since October, 1989, Mr. Gutierrez has served as the managing partner/member of Gutierrez & Caruccio, a certified public accounting firm.

         ALEXANDER MULGREW has served as our Secretary and General Counsel since August 15, 2000. Mr. Mulgrew is an attorney, and he was a senior associate in the law firm of Seskin & Sassone, formerly Sassone Zemanek & Girasa, from 1995 until July 2000.

         JOSEPH MONTUORO has been a director of Retrac since January 2000. Before joining our board of directors, Mr. Montuoro was appointed by New Jersey Governor Christine Whitman as chairman of the board of directors of N.J.N., the New Jersey public broadcast station, where he served as chairman from 1995 until January 2000. Mr. Montuoro has been the Commissioner of the New Jersey Sports Authority since 1994. Previously, Mr. Montuoro served as Manufacturing Representative at RPM Sales Co. Mr. Montuoro also founded Gateway Marketing, a distributing arm for electronics firms, and he was and was Chief Executive Officer from 1982 until 1990.

         MARK MURPHY has been a director of Retrac since January 2000. Mr. Murphy has been the President and Chief Executive Officer of Northeast Private Client Group, a financial services firm formerly known as Comprehensive Planning Group, since 1993.

         PERRY ROWAN SMITH, JR. has been a director of Retrac since January 2000. Since 1980, Mr. Smith has been President of Texas Regional Construction, Inc. He has been a partner of Texas Regional Properties, LLP since 1993, and he has been a member of Texas Regional Asset Management, LLC since 1998. >From 1974 to 1980, he was Vice-President of PRS Development Corporation.

BOARD OF DIRECTORS

         Each director holds office until his successor is elected and qualified or until his earlier resignation in the manner provided in our Bylaws. The officers serve at the discretion of the Board. Mr. Sassone and Mr. Gutierrez are brothers-in-law. Other than Mr. Sassone and Mr. Gutierrez, there are no family relationships among our directors and officers.

BOARD COMMITTEES

         The salary committee consists of Messrs. Gutierrez and Smith. The salary committee makes recommendations to the board of directors regarding offers of executive salaries for new hires. The New Hire committee consists of Messrs. Montuoro and Sassone. The New Hire committee makes recommendations to the board of directors regarding the selection of new officers and senior management personnel. The benefits/compensation committee consists of Messrs. Sassone and Murphy. The benefits/compensation committee makes decisions concerning benefits, salaries and incentive compensation for our employees. The audit committee consists of Messrs. Smith, Montuoro and Murphy. The audit committee assists the board of directors in monitoring the integrity of our financial statements, the adequacy of our internal controls, and the independence and performance of our accountants.

EXECUTIVE COMPENSATION

         CASH COMPENSATION OF EXECUTIVE OFFICERS. The following table sets forth the cash compensation paid to our executive officers for services rendered during the fiscal years ended December 31, 1999, 1998 and 1997. Portions of the salaries listed below have been accrued and have not yet been paid.

         Mr. Kelly was our President and Chief Executive Officer until July, 2000, at which point Mr. Sassone became President and Chief Executive Officer. No other executive officer earned in excess of $100,000 in any of our previous fiscal years. In 1999, Mr. Kelly earned $218,625 in salary and $29,248 in vacation accrual. Mr. Kelly has agreed to waive all in accrued salary, which was $311,926 as of December 31, 1999, upon the closing of this offering.

         In 1999, Seskin and Sassone, formerly Sassone Zemanek & Girasa, a law firm in which Mr. Sassone is a partner, received $33,000 from us for legal services rendered. In addition, Mr. Sassone received 100,000 common shares as a compensatory stock grant upon becoming a member of our board of directors. Our board of directors valued these shares at $1,500. These shares are classified as a bonus in the table set forth below.

                               ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                   -------------------------------------------  -----------------------

                                                                               COMMON
                                                                               SHARES
                                                                 RESTRICTED  UNDERLYING
                                                     OTHER         STOCK      OPTIONS
                                                     ANNUAL        AWARDS     GRANTED      ALL OTHER
NAME AND POSITION    YEAR     SALARY      BONUS   COMPENSATION      ($)      (# SHARES)  COMPENSATION
-----------------  -------  ----------  --------  ------------  -----------  ----------  ------------
Martin Kelly,       1999    $ 218,625      -0-    $   29,248
former President    1998    $ 165,313
and CEO             1997    $ 143,750

Thomas Sassone,     1999    $  62,500   $ 1,500   $   33,000
current President   1998
and CEO             1997

                                  OPTION/SAR GRANTS IN 1999 FISCAL YEAR
                                            INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------
                           NUMBER OF
                           SECURITIES
                           UNDERLYING      % OF TOTAL OPTIONS/SARS    EXERCISE OR
                           OPTIONS/SARS    GRANTED TO EMPLOYEES IN     BASE PRICE     EXPIRATION
        NAME               GRANTED (#)           FISCAL YEAR             ($/SH)          DATE
--------------------   -----------------   -----------------------   --------------   ----------
                                                   None

DIRECTOR COMPENSATION

         All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties. We also agree to indemnify and hold each director harmless for any and all liabilities that may arise from our actions before the director joined our board. In addition, each current director has received shares of our common stock as a one-time consideration for agreeing to join our board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Martin Kelly is the promoter and founder of Retrac, and he served as our Chairman of the Board, President and Chief Executive Officer from inception to June 2000. Mr. Kelly and Faithful Investments & Holdings Ltd., a company which Mr. Kelly controls, provided promotional services for Retrac. Among other things, Mr. Kelly and Faithful Investments negotiated our acquisition of a license for the patents covering our safety syringe.

         In June 1996, we entered into a settlement agreement with Faithful Investments. Under the terms of the settlement agreement, Faithful Investments agreed to terminate all agreements between it and Safe Tech Medical Products, or Safe Tech, and to further release all claims against Safe Tech, including a release of a note payable to Faithful Investments in the principal amount of $620,000. Safe Tech's principal, Michael Haining, is the inventor of our safety syringe and is the inventor under the patents which cover our safety syringe.

         We agreed to deliver to Faithful Investments a $555,000 unsecured 12% note payable to Faithful Investments, 90,000 of our common shares, and an option to purchase 666,667 of our common shares for $.015 per share for a period of one year. Payment of the price on the option was to be made by reduction of the principal balance of the note. Faithful Investments exercised this option on November 14, 1996. We must repay the outstanding principal and interest on the note on the earlier of May 31, 2001 or within 15 days of completion of an initial public offering of our common stock. We may pre-pay the entire outstanding amount at anytime without penalty or premium. However, we must pay a minimum of $50,000 per year to be applied first to accrued interest, and then to principal. As of September 30, 2000, there was an outstanding balance of $216,122 on the note.

         In connection with the settlement, Safe Tech agreed to license to us the exclusive rights to make, use and sell the safety syringes covered by the patents which Safe Tech then held, in exchange for 166,667 of our common shares. In consideration for Mr. Kelly's negotiation of the transaction and acquisition of the license for the safety syringe patents, we issued 4,333,333 common shares to Mr. Kelly. The issuance of these shares reduced our note payable to Faithful Investments from $620,000 to $555,000.

         Thomas Sassone, our President and Chief Executive Officer and a member of our board of directors, is also a member of the law firm of Seskin & Sassone, formerly Sassone Zemanek & Girasa, our general counsel since 1998. In 1999 and 1998, we paid legal fees to Seskin & Sassone in the amount of approximately $33,000 combined. In addition, in January 1998, we issued 283,333 shares of our common stock to a trust controlled by Mr. Sassone as partial consideration for Seskin & Sassone's agreement to defer collection of its fees.

         In July 1998, we entered into a loan and security agreement with a trust controlled by Perry Rowan Smith, one of our directors. The agreement consisted of a promissory note in the principal amount of $200,000 and bearing a rate per annum of 12%, an issuance of 593,333 shares of our common stock and an option to purchase shares of our common stock held by our former Chief Executive Officer, Martin Kelly. The note is secured by all of our syringe intellectual property, including our patents and patent applications.

         In March 1999, we entered into a modification agreement with the trust controlled by Mr. Smith, pursuant to which the due date of the note was extended. In addition, we granted to the trust an exclusive license to manufacture, produce, market and sell retractable syringes in several countries throughout Europe, Asia, North America, South America, the Middle East and Africa. This license was cancelled in November 2000 for no additional consideration.

         In October 1999, we entered into a second modification agreement with the trust controlled by Mr. Smith, pursuant to which the due date of the note was extended to April 1, 2000. The option granted by our former Chief Executive Officer was cancelled, and we issued an additional 133,333 shares to the trust. In connection with this modification, we also agreed to pay the trust controlled by Mr. Smith a 2% royalty fee on the gross sales of all our hypodermic syringes. In addition, if we grant a license to a third party, we will pay the trust 10% of any up-front fee paid and 5% of any royalties received from the third party license. We have agreed not to grant any licenses that would infringe upon the license in favor of the trust.

         In July 2000, Mr. Kelly resigned as an officer and director of Retrac. In August 2000, Mr. Kelly also agreed with us to cancel 4,000,000 common shares of Retrac owned by him in exchange for our agreement to pay him a total of $3,500,000 in one payment of $1,500,000 commencing on the close of this offering and six quarterly payments of $333,333 every ninety days commencing after the close of the offering and grant him an option to purchase 300,000 common shares over a three year period commencing one year after the close of the offering at an exercise price of 120% of the initial public offering price. Mr. Kelly also agreed to serve as a consultant to us for a period of 12 months at a fee of $12,000 per month.

         In December 2000, the trust controlled by Mr. Smith purchased 3.1 units at a purchase price of $50,000 per unit. Each unit consists of a $50,000 unsecured promissory note and the right to have 31,000 common shares issued upon repayment of the note.

         We believe that the foregoing transactions were in our best interests. Consistent with Section 144 of the Delaware General Corporation Law and the rules of the American Stock Exchange, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the shareholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

INDEMNIFICATION OF DIRECTORS

         As permitted by Section 145 of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors, with certain exceptions. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that we may, in our discretion, (i) indemnify our directors, officers, employees and agents and persons serving in such capacities in other business enterprises at our request, to the fullest extent permitted by Delaware law, and (ii) advance expenses, as incurred, to our directors and officers in connection with defending a proceeding.

         Our policy is to enter into indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws as well as certain additional procedural protections.

         The indemnification provisions in the Bylaws and the indemnification agreements we enter into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the shares of common stock as of the date of this prospectus by the following persons:

         o each person known by us to be the beneficial owner of more than five percent (5%) of our common stock;

         o        each of our directors and executive officers; and

         o        all directors and executive officers as a group.

         The following table assumes that there are 5,071,315 common shares issued and outstanding immediately before this offering and that there are 7,071,315 common shares outstanding immediately following completion of this offering; however, common shares which are subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

                                                                   PERCENT OF SHARES OUTSTANDING
                                                                 ----------------------------------
      NAME AND ADDRESS (1)            NUMBER OF SHARES OWNED      BEFORE OFFERING   AFTER OFFERING
---------------------------------------------------------------------------------------------------
Graham E. Gill (2)                             333,333                 6.6%              4.7%
Thomas Sassone (3)                             350,000                 6.9%              4.9%
Martin Kelly (4)                               813,334                16.0%             11.5%
Jack Gutierrez (5)                             176,667                 3.5%              2.5%
Perry Rowan Smith (6)                        1,019,333                19.6%             14.2%
Mark Murphy                                    100,000                 2.0%              1.4%
Joseph Montuoro (7)                            100,000                 2.0%              1.4%
Alexander Mulgrew                               10,000                     (8)               (8)
All officers and directors as a group        2,089,333                41.2%             29.5%

---------------

(1) Unless otherwise indicated, the address for the following shareholders is c/o Retrac Medical, Inc., 22 South Main Street, New City, New York 10956.

(2)      Includes 333,333 shares held in a trust controlled by Mr. Gill.

(3)      Includes 350,000 shares held in a trust controlled by Mr. Sassone.

(4) Includes 686,667 shares held by The Kerry Investment Trust for which Mr. Kelly is trustee.

(5)      Includes 176,667 shares held by Mr. Gutierrez' wife, Sharon Gutierrez.

(6) Includes 843,333 shares held in a trust controlled by Mr. Smith, 13,333 shares held by a company controlled by Mr. Smith's wife, 116,667 shares which may be issued within 60 days after December 18, 2000 upon exercise of options which Mr. Smith holds, and 31,000 shares to be issued upon the completion of this offering.

(7)      Includes 100,000 shares held by Mr. Montuoro's children.

(8)      Less than one percent.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 25,000,000 shares of common stock, of which, as of the date of this prospectus, 5,071,315 shares were issued and outstanding, including 721,619 shares that we have previously agreed to issue only if we complete our initial public offering and are to be held by approximately 195 recordholders, and 17,520 unvested shares are reserved for issuance under a consulting agreement. As of the date of this prospectus, there are no outstanding options, warrants or other securities which upon exercise or conversion entitle their holder to acquire shares of common stock, except as set forth below.

         Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters in which cases Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

OPTIONS AND WARRANTS

         As of the date of this prospectus, we have granted options and warrants to purchase an aggregate of 1,252,766 shares at a weighted average exercise price of $7.66 per share. None of the options or warrants have been exercised.

DIVIDENDS

         We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

TRANSFER AGENT

         The transfer agent for our common stock is Computershare Trust Company.


                            ANTI-TAKEOVER PROVISIONS

GENERAL

         Certain provisions of the Delaware General Corporation Law and our certificate of incorporation and Bylaws could have the effect of delaying, deterring or preventing a future takeover or change in control, unless such takeover or change in control is approved by our board of directors. Such provisions also may render the removal of directors and management more difficult. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the common stock. These provisions of Delaware law and our certificate of incorporation and bylaws also may have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control, including unsolicited takeover attempts, even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of the certificate of incorporation and bylaws could have the effect of discouraging potential acquisition proposals or delaying or preventing a change of control. In particular, the certificate of incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management.

         Our bylaws also provide that newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and not by the stockholders unless authorized by the board of directors at a special meeting of the stockholders.

         Our bylaws may be altered or repealed and new bylaws to be adopted at any annual or special meeting of stockholders, by the affirmative vote of a majority of the voting stock, provided that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of any Bylaws must be contained in the notice of such special meeting.

         These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions could have the effect of discouraging others from making tender offers for our shares and may inhibit fluctuations in the market price of our shares that could otherwise result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

DELAWARE TAKEOVER STATUTE

         Section 203 of the Delaware Code prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. The exceptions to that rule are as follows:

         o before the date of the business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

         o upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction started, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares reserved for issuance under the plan will be tendered in a tender or exchange offer; or

         o the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

         Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) with certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

                                  UNDERWRITING

         The underwriters named below, represented by Centex Securities Incorporated, on the terms and conditions in the underwriting agreement by and between us and the underwriters, agree to purchase from us the number of shares of common stock indicated below opposite its name, at the public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriters are committed to purchase all of the shares of common stock, if they purchase any.

                                                                Number of
Underwriters                                                      Shares
------------                                                   ------------
Centex Securities
          Total.......................................           2,000,000
                                                               ============

         Centex Securities has advised us that the underwriters propose initially to offer the shares of common stock to the public on the terms set forth on the cover page of this prospectus. The underwriters may allow selected dealers a concession of not more that $____ per share; and the underwriters may allow, and such dealers may reallow, a concession of not more that $____ per share to certain other dealers. After the initial public offering, this offering price and other selling terms may be changed by Centex Securities, but these terms will not be changed before completion of the initial public offering. The common stock is offered only if the underwriters acknowledge receipt and acceptance and only if certain other conditions, including the right to reject orders in whole or in part, are met.

         We have granted the underwriters an over-allotment option, exercisable 45 days from the date of this prospectus, to purchase up to a maximum of 300,000 additional shares of common stock to cover over-allotments, if any, at the same price per share as the initial shares to be purchased by the underwriters. To the extent the underwriters exercise this over-allotment option, each of the underwriters will be committed, on conditions similar to those described above, to purchase additional shares in approximately the same proportion as set forth in the above table. The underwriters may exercise this over-allotment option only to cover over-allotments made in connection with this offering.

         We have agreed to pay Centex Securities a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the offering. We have also agreed to sell to Centex Securities for $100 warrants to purchase up to 230,000 shares of our common stock at a price equal to 120% of the initial public offering price. In addition to the non-accountable expense allowance, we will be required to pay the expenses of the offering which we estimate to be approximately $340,000.

         The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in respect thereof.

         In connection with this offering, certain underwriters and selling group members and their respective affiliates engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Securities and Exchange Act of 1934, pursuant to which these persons may bid for or purchase our common stock for the purpose of stabilizing its market price. The underwriters also may create a short position for the account of the underwriters by selling more common stock in connection with this offering than they are committed to purchase from us and, in such case, may purchase common stock in the open market following completion of this offering to cover all or a portion of a short position. The underwriters also may cover all or a portion of a short position by exercising the underwriters' over-allotment option referred to above. In addition, Centex Securities on behalf of the underwriters may impose "penalty bids" under contractual arrangements with the underwriters whereby it may reclaim from an underwriter, or dealer participating in this offering, for the account of the other underwriters, the selling concession with respect to common stock that is distributed in this offering but subsequently purchased for the account of the underwriters in the open market. None of the transactions described in this paragraph may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

         Before this offering, there has been no public trading market for our common stock. The initial public offering price will be determined by negotiations between us and Centex Securities. The following factors are among those to be considered in these negotiations:

         o        our history and prospects and the auction industry;

         o        an assessment of our management;

         o        past and present earnings and the trend of our earnings;

         o        our prospects for future earnings;

         o        the present state of our development,:

         o the general condition of securities markets at the time of this offering; and

         o the market price of publicly traded stock of comparable companies in recent periods.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Newport Beach, California.

                                     EXPERTS

         Our financial statements at December 31, 1999 and for the years ended December 31, 1998 and 1999 appearing in this prospectus and the registration statement have been audited by M.R. Weiser & Co. LLP, independent auditors, as set forth in their report thereon, which contains an explanatory paragraph with respect to the uncertainty surrounding our ability to continue as a going concern, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the Commission, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. Copies of the registration statement and the exhibits are on file with the Commission and may be obtained at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-732-0330. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

         Upon completion of this offering, we will be required to comply with the information and periodic reporting requirements of the Securities Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms, our web site and the web site of the SEC referred to above. Information on our web site does not constitute a part of this prospectus.

                               INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors.....................................................    F-1

Audited Consolidated Balance Sheet as of December 31, 1999 and unaudited Balance
Sheet as of September 30, 2000.....................................................    F-3

Audited Consolidated Statements of Operations for the years ended December 31,
1999 and 1998 and unaudited Consolidated Statements of Operations for the nine months ended September 30, 2000 and 1999 and for the period from February 29,
1996 (inception) to September 30, 2000.............................................    F-4

Audited Consolidated Statements of Changes in Stockholders' Deficit for the
years ended December 31, 1999 and 1998 and unaudited Consolidated Statement of
Changes in Stockholders' Deficit for the nine months ended September 30, 2000......    F-5

Audited Consolidated Statements of Cash Flows for the years ended December 31,
1999 and 1998 and unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2000 and 1999 and for the period from February 29,
1996 (inception) to September 30, 2000.............................................   F-11

Notes to Consolidated Financial Statements.........................................   F-14

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Retrac Medical, Inc.
(formerly Re-Track USA, Inc.)

We have audited the accompanying consolidated balance sheet of Retrac Medical, Inc. (a development stage company) (formerly Re-Track USA, Inc.) (the "Company") as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1998 and 1999 and the amounts included in the consolidated cumulative period February 29, 1996 (inception) through December 31, 1999 (not separately presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Retrac Medical, Inc. (a development stage company) (formerly Re-Track USA, Inc.) as of December 31, 1999, and the consolidated results of its operations and its cash flows for the years ended December 31, 1998 and 1999 and the amounts included in the consolidated cumulative period February 29, 1996 (inception) through December 31, 1999 (not separately presented herein) in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the development stage, has suffered recurring losses from operations, is unable to currently fund its liabilities and at December 31, 1999, has an accumulated deficit, a stockholders' deficit, negative working capital, is delinquent in the remittance of certain withholding of payroll taxes and has defaulted on certain obligations which, among other things, cause the balances to become due on demand. Furthermore, as set forth in Note 1, the Company has concluded that the implementation of its business plan is dependent on a significant debt or equity financing in the immediate future. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                               ---------------------------------
                                               CERTIFIED PUBLIC ACCOUNTANTS



New York, N.Y.
   March 24, 2000, except for the sixth
      paragraph of Note 7(H) which is as of
      April 1, 2000, the second paragraph under "operations" in Note 1 which is as of May 31, 2000, and the information under "Stock Split" in Note 8 which is as of September 7, 2000.

                                        RETRAC MEDICAL, INC.
                                    (A DEVELOPMENT STAGE COMPANY)
                                    (FORMERLY RE-TRACK USA, INC.)
                                     CONSOLIDATED BALANCE SHEETS
                                               ASSETS
                                                                   December 31,      September 30,
                                                                       1999               2000
                                                                  --------------    --------------
                                                                                     (Unaudited)
Current assets:
    Cash                                                          $     144,968     $     241,668
    Cash held in escrow                                                  93,722
    Note receivable                                                                        75,000
    Other current assets                                                                    9,141
                                                                  --------------    --------------
          Total current assets                                          238,690           325,809

Equipment and fixtures (less accumulated depreciation of
   $21,549 and $27,082, respectively)                                    20,337            71,812

Deferred offering costs                                                                   160,000

Intangible costs (less accumulated amortization of
   $686,521 and $873,738, respectively)                               1,083,079         2,630,862
                                                                  --------------    --------------

          Total assets                                            $   1,342,106     $   3,188,483
                                                                  ==============    ==============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Long-term debt, current maturities                            $   2,141,320     $   8,280,029
    Accounts payable                                                    675,742           687,900
    Accrued liabilities                                                 964,121         1,147,996
    Payable for purchase of patent license                                                375,000
                                                                  --------------    --------------
          Total current liabilities                                   3,781,183        10,490,925
                                                                  --------------    --------------

Long-term debt, less current maturities                               2,951,650         1,261,957
                                                                  --------------    --------------

Commitments, contingencies and other matters

Stockholders' deficit:
   Common stock, at $.01 par value, 25,000,000 shares
      authorized; 6,933,221 shares issued and 6,646,554
      shares outstanding at December 31, 1999; 8,190,221
      shares issued and 3,903,554 shares outstanding at
      September 30, 2000 (unaudited)                                     69,333            81,903
   Common stock to be distributed at $.01 par value,
      1,694,509  shares at  December 31, 1999 and
      1,121,761 shares at September 30, 2000 (unaudited)                 16,945            11,218
   Additional paid-in capital                                         3,615,809         9,971,047
   Deficit accumulated during the development stage                  (9,092,514)      (15,752,571)
                                                                  --------------    --------------
                                                                     (5,390,427)       (5,688,403)
   Treasury stock (286,667 shares at cost at December 31,
      1999 and 4,286,667  shares at September 30, 2000
      (unaudited))                                                         (300)       (2,875,996)
                                                                  --------------    --------------
          Total stockholders' deficit                                (5,390,727)       (8,564,399)
                                                                  --------------    --------------

          Total liabilities and stockholders' deficit             $   1,342,106     $   3,188,483
                                                                  ==============    ==============

                        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                                 CONSOLIDATED FINANCIAL STATEMENTS.

                                                 F-3

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                                          CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                                       February 29,
                                                                    Years Ended                Nine Months Ended       1996 (Date of
                                                                    December 31,                 September 30,         Inception) to
                                                           ----------------------------  ----------------------------  September 30,
                                                                1998           1999           1999           2000          2000
                                                           -------------  -------------  -------------  -------------  -------------
                                                                                          (Unaudited)    (Unaudited)    (Unaudited)

Net revenues                                               $          -   $          -   $          -   $          -   $      6,288
                                                           -------------  -------------  -------------  -------------  -------------

Cost and operating expenses:
    Seller repossession of inventory and cost of sales          273,238                                                     352,776
    Salaries, payroll taxes and benefits                        166,987        459,218        278,490        501,070      1,564,749
    Professional fees                                           329,005        535,234        410,838        701,403      2,111,955
    Loss on abandonment of intangible assets and
       fixed assets                                             441,190                                                     441,190
    Depreciation and amortization                               213,391        208,077        156,057        192,750        994,648
    Patent expense                                                                                                          390,000
    Litigation settlements                                       82,000        274,744        274,744                       356,744
    Other selling, general and administrative costs              97,761        123,659         73,656      1,906,006      2,629,717
                                                           -------------  -------------  -------------  -------------  -------------
                                                              1,603,572      1,600,932      1,193,785      3,301,229      8,841,779
                                                           -------------  -------------  -------------  -------------  -------------

Loss from operations                                         (1,603,572)    (1,600,932)    (1,193,785)    (3,301,229)    (8,835,491)
                                                           -------------  -------------  -------------  -------------  -------------

Other income (expenses):
    Interest expense                                           (248,277)    (3,003,897)      (851,199)    (3,397,847)    (6,957,056)
    Other income                                                                                              39,019         39,976
                                                           -------------  -------------  -------------  -------------  -------------
                                                               (248,277)    (3,003,897)      (851,199)    (3,358,828)    (6,917,080)
                                                           -------------  -------------  -------------  -------------  -------------

Net loss                                                   $ (1,851,849)  $ (4,604,829)  $ (2,044,984)  $ (6,660,057)  $(15,752,571)
                                                           =============  =============  =============  =============  =============

Basic and diluted loss per share                           $      (0.28)  $      (0.60)  $      (0.27)  $      (0.87)
                                                           =============  =============  =============  =============

Weighted average number of
    common shares outstanding
    and to be distributed                                     6,703,916      7,663,656      7,511,887      7,667,137
                                                           =============  =============  =============  =============

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.
                                                           F-4

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------
Sale of 4,333,333  shares on
   May 20, 1996 to the
   president for reduction of
   a note payable ($.015 per
   share)                     4,333,333  $43,333  $   21,667                                                            $    65,000

Issuance of 116,666 shares on
   May 20, 1996 as a bonus to
   officers ($.015 per share)   116,666    1,167         583                                                                  1,750

Issuance of 166,667 shares on
   May 20, 1996 under a
   license agreement ($.015
   per share)                   166,667    1,667         833                                                                  2,500

Sale of 90,000 shares on May
   20, 1996 for reduction of
   a note payable to a related
   party ($.015 per share)       90,000      900         450                                                                  1,350

Sale of 100,000 shares on
   November 12, 1996 for cash
   to a member of the Board
   of Directors ($1.50 per
   share)                       100,000    1,000     149,000                                                                150,000

Issuance of 666,667 shares on
   November 14, 1996 upon
   exercise of option by a
   related party ($.015 per
   share)                       666,667    6,667       3,333                                                                 10,000

Issuance of 70,600 shares on
   November 16, 1996 for legal
   services ($1.875 per share)   70,600      706     131,669                                                                132,375

Sale of 58,333 shares on
   December 16, 1996 for cash
  (41,667 shares for $3.00
   per share and 16,666 for
   $1.50 per share)              58,333      583     149,417                                                                150,000

166,667 shares to be issued
   as a bonus for consulting
   services under an agreement
   dated March 1, 1996 ($.015
   per share)                                            833                            166,667  $ 1,667                      2,500

                                                       (CONTINUED)

                                                          F-5

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Net loss inception to
   December 31, 1996                                                                                      $   (925,633)    (925,633)

                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Balance as of December
   31, 1996                   5,602,266   56,023     457,785                            166,667    1,667      (925,633)    (410,158)

Cancellation  on February 16,
   1997 of 70,600 shares
   issued on November 16,
   1996 ($1.875 per share)      (70,600)    (706)   (131,669)                                                              (132,375)

16,667 shares to be issued to
   a former member of the
   Board of Directors as a
   bonus under an agreement
   dated February 16, 1997
   ($3.00 per share)                                  49,833                             16,667      167                     50,000

Sale of 8,333 shares on
   February 25, 1997 for cash
   ($3.00 per share)              8,333       83      24,917                                                                 25,000

Sale of 23,222 shares in
   March 1997 for cash (18,333
   shares for $3.00 per share
   and 4,889 for $2.25 per
   share)                        23,222      232      65,768                                                                 66,000

Issuance of 286,666 shares
   and 150,000 options on
   April 9, 1997 for the
   purchase of patents ($3.00
   per share, $0.24 per
   option)                      286,666    2,867     893,133                                                                896,000

Cancellation  on April 1,
   1997 of 50,000 shares
   issued on May 20, 1996
   ($.015 per share)            (50,000)    (500)       (250)                                                                  (750)

Sale of 66,667 shares and
   200,000 warrants on June
   20, 1997 for cash ($1.35
   per share and $.05 per
   warrant)                      66,667      667      99,333                                                                100,000

                                                       (CONTINUED)

                                                           F-6

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Issuance of 66,667 shares on
   July 1, 1997 for
   distribution agreement
   ($3.00 per share) valued
   per agreement                 66,667      667     199,333                                                                200,000

Net loss - December 31, 1997                                                                                (1,710,203)  (1,710,203)
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Balance as of December
   31, 1997                   5,933,221   59,333   1,658,183                            183,334    1,834    (2,635,836)    (916,486)

283,333 shares to be issued
   under a retainer agreement
   for legal services, dated
   February 10, 1998 to a
   related party ($.015 per
   share)                                              1,417                            283,333    2,833                      4,250

Issuance of 40,000 shares on
   July 1, 1998 for settlement
   of an obligation ($.015
   per share)                    40,000      400         200                                                                    600

Issuance of 593,333 shares on
   July 1, 1998 to a member
   of the Board of Directors
   for a loan to the Company
   ($.015 per share)            593,333    5,933       2,967                                                                  8,900

Issuance of 66,667 shares on
   July 1, 1998 for purchase
   of patents ($.015 per
   share)                        66,667      667         333                                                                  1,000

Cancellation of April 9, 1997
   purchase of patents and
   reacquisition of shares
   on December 11, 1998                             (860,000)   286,667  $      (300)                                      (860,300)

Net loss - December 31, 1998                                                                                (1,851,849)  (1,851,849)
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Balance as of December
   31, 1998                   6,633,221   66,333     803,100    286,667         (300)   466,667    4,667    (4,487,685)  (3,613,885)

                                                       (CONTINUED)

                                                           F-7

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------
Issuance of 166,667 shares
   under an agreement dated
   July 7, 1999 to an
   individual to join the
   Board of Directors ($.015
   per share)                   166,667    1,667         833                                                                  2,500

Issuance of 133,333 shares to
   a member of the Board of
   Directors on September 1,
   1999 to extend a loan
   ($2.25 per share)            133,333    1,333     298,667                                                                300,000

100,000 shares to two
   Vice-Presidents of the
   Company as a bonus under a
   consulting agreement, dated
   September 1999 ($2.25 per
   share)                                            224,000                            100,000    1,000                    225,000

133,333 shares as a bonus for
   signing a consulting
   contract signed in January
   1999 ($.015 per share)                                667                            133,333    1,333                      2,000

366,667 shares as a signing
   bonus to three members of
   the Board of Directors,
   signed on January 4, April
   1, and July 7, 1999 ($.015
   per share)                                          1,833                            366,667    3,667                      5,500

143,333 shares as a bonus for
   accepting employment ($.015
   per share) including 76,667
   shares to a member of the
   Board of Directors, dated
   March 15 and April 1, 1999                            717                            143,333    1,433                      2,150

                                                       (CONTINUED)

                                                           F-8

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

28,115 shares for signing
   settlement agreements dated
   April 1, and June 1, 1999
   ($.015 per share) including
   26,333 shares to a former
   officer                                               141                             28,115      281                        422

227,694 shares to note
   holders for restructuring
   notes payable dated
   February 10, and August 1,
   1999 ($.015 per share)                              1,138                            227,694    2,277                      3,415

228,700 shares to note holders
   for issuing 12% unsecured
   promissory notes ($10.00
   per share)                                      2,284,713                            228,700    2,287                  2,287,000

Net loss - December 31, 1999                                                                                (4,604,829)  (4,604,829)
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

Balance - December 31, 1999   6,933,221   69,333   3,615,809    286,667         (300) 1,694,509   16,945    (9,092,514)  (5,390,727)

33,333 shares to be issued
   for services under a
   settlement agreement dated
   January 18, 2000 ($1.95 per
   share)                                             64,667                             33,333      333                     65,000

200,000 shares to be issued
   as a signing bonus to two
   members of the Board of
   Directors, appointed in
   January 2000 ($8.00 per
   share)                                          1,598,000                            200,000    2,000                  1,600,000

669,667 shares distributed in
   April 2000                   669,667    6,697                                       (669,667)  (6,697)


                                                       (CONTINUED)

                                                           F-9

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                             Deficit
                                  Common Stock                       Treasury            Common Stock      Accumulated
                                 $.01 Par Value   Additional          Stock            To Be Distributed   During The
                              -------------------   Paid-In   ----------------------- -------------------  Development
                                Shares    Amount    Capital     Shares      Amount      Shares    Amount      Stage         Total
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------

294,400 shares to note holders
   for issuing 12% unsecured
   promissory notes ($10.00
   per share)                                      2,941,056                            294,400    2,945                  2,944,001

135,000 shares as license fee
   ($10.00 per share)                              1,348,650                            135,000    1,350                  1,350,000

17,519 shares to be issued
   under consulting agreement
   dated July 2, 2000 ($10
   per share)                                        175,015                             17,519      175                    175,190

Issuance of 4,000 shares
   under a consulting
   agreement dated July 12,
   2000 ($10 per share)           4,000       40      39,960                                                                 40,000

Purchase of treasury stock
   and issuance of stock
   option under agreement
   dated August 17, 2000 with
   former president                                  187,890  4,000,000   (2,875,696)                                    (2,687,806)

583,333 shares distributed
   in July 2000                 583,333    5,833                                       (583,333)  (5,833)

Net loss September 30, 2000
   (unaudited)                                                                                              (6,660,057)  (6,660,057)
                              ---------- -------- ----------- ---------- ------------ ---------- -------- ------------- ------------
Balance - September 30, 2000
   (unaudited)                8,190,221  $81,903  $9,971,047  4,286,667  $(2,875,996) 1,121,761  $11,218  $(15,752,571) $(8,564,399)
                              ========== ======== =========== ========== ============ ========== ======== ============= ============


NOTE: The above statement gives retroactive effect to a 2 for 3 reverse stock split occurring on September 7, 2000.


                    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                          F-10

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                       February 29,
                                                                    Years Ended                Nine Months Ended       1996 (Date of
                                                                    December 31,                 September 30,         Inception) to
                                                           ----------------------------  ----------------------------  September 30,
                                                                1998           1999           1999           2000          2000
                                                           -------------  -------------  -------------  -------------  -------------
                                                                                          (Unaudited)    (Unaudited)    (Unaudited)

Cash flows from operating activities:
   Net loss                                                $ (1,851,849)  $ (4,604,829)  $ (2,044,984)  $ (6,660,057)  $(15,752,571)
   Adjustments to reconcile net loss
     to net cash used in operating activities:
       Patent expense                                                                                                       390,000
       Loss on abandonment of intangible assets
         and fixed assets                                       441,190                                                     441,190
       Depreciation and amortization                            213,391        208,077        156,057        192,750        994,648
       Seller repossession of inventory                         245,732                                                     250,000
       Stock issued for services                                 13,150        257,572        257,545      1,815,190      2,139,412
       Noncash interest expense                                     600      2,646,801        658,931      2,987,283      5,634,684
       Gain on settlement of notes and accounts payable                                                     (204,042)      (204,042)
       Changes in operating assets and liabilities:
          Decrease (increase) in other current assets            13,612                                       (9,141)        (9,141)
          Increase in inventory                                                                                             (88,000)
          Increase (decrease) in accounts payable               308,404          3,053         68,524        242,181        917,923
          Increase in accrued liabilities                       504,915        480,708        505,664        654,716      2,079,339
                                                           -------------  -------------  -------------  -------------  -------------
Net cash used in operating activities                          (110,855)    (1,008,618)      (398,263)      (981,120)    (3,206,558)
                                                           -------------  -------------  -------------  -------------  -------------

Cash flows from investing activities:
   Issuance of note receivable                                                                               (75,000)       (75,000)
   Purchase of equipment and fixtures                                                                        (57,008)      (121,043)
   Purchase of license agreement and patents                   (200,000)                                     (10,000)      (222,600)
                                                           -------------  -------------  -------------  -------------  -------------
Net cash used in investing activities                          (200,000)                                    (142,008)      (418,643)
                                                           -------------  -------------  -------------  -------------  -------------

                                                       (CONTINUED)

                                                          F-11

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                       February 29,
                                                                    Years Ended                Nine Months Ended       1996 (Date of
                                                                    December 31,                 September 30,         Inception) to
                                                           ----------------------------  ----------------------------  September 30,
                                                                1998           1999           1999           2000          2000
                                                           -------------  -------------  -------------  -------------  -------------
                                                                                          (Unaudited)    (Unaudited)    (Unaudited)

Cash flows from financing activities:
   Proceeds from issuance of common stock                                                                              $    491,000
   Purchase of treasury stock                                      (300)                                                       (300)
   Payments on notes payable                                                   (27,442)                 $   (185,894)      (311,028)
   Proceeds from notes payable                                  262,000      1,274,750   $    483,750      1,472,000      3,847,197
   Deferred offering costs                                                                                  (160,000)      (160,000)
   Deposits in escrow fund                                                     (93,722)       (85,487)        93,722
                                                           -------------  -------------  -------------  -------------  -------------
Net cash provided by financing activities                       261,700      1,153,586        398,263      1,219,828      3,866,869
                                                           -------------  -------------  -------------  -------------  -------------

Net (decrease) increase in cash                                 (49,155)       144,968                        96,700        241,668

Cash at beginning of year/period                                 49,155                             -        144,968              -
                                                           -------------  -------------  -------------  -------------  -------------

Cash at end of year/period                                 $          -   $    144,968   $          -   $    241,668   $    241,668
                                                           =============  =============  =============  =============  =============

Supplemental disclosure of cash flow information:
   Cash paid during the year/period for:
     Interest                                              $      1,000   $     94,384   $     37,824   $     64,776   $    196,016

Supplemental disclosures of noncash financing and investing activities:

     Period from February 29, 1996 (date of inception) to December 31, 1996:

     1. Purchase of license agreement through assumption of notes payable for $1,830,370 and issuance of 166,667 shares of Common
        Stock for $.015 per share.
     2. Reduction of notes payable for $76,350 for issuance of 5,090,000 shares of Common Stock.


                                                       (CONTINUED)

                                                          F-12

                                                  RETRAC MEDICAL, INC.
                                              (A DEVELOPMENT STAGE COMPANY)
                                              (FORMERLY RE-TRACK USA, INC.)

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       (CONCLUDED)

     Year ended December 31, 1997:

     1. Purchase of inventory through assumption of a noninterest bearing note of $162,000.
     2. Purchase of distribution rights and patents in exchange for 353,333 shares and 150,000 options of Common Stock ($1,096,000).

     Year ended December 31, 1999:

     1. Reclassification of accrued interest of $460,502 to principal balance of debt.

     For the nine months ended September 30, 1999 (Unaudited):

     1. Reclassification of accrued interest of $401,398 to principal balance of debt.

     For the nine months ended September 30, 2000 (Unaudited):

     1. Reduction of accounts payable for issuance of 33,333 shares of common stock ($65,000) and by settlement of $165,023.
     2. Purchase of license agreement for future payment of $375,000 and $1,350,000 in common stock of the Company once an IPO is completed.
     3. Purchase of treasury stock, recorded at a cost of $2,875,696, upon issuance of options with an estimated fair value in the amount of $187,890, issuance of a note payable at a discounted present value of $3,146,627 and waiver of accrued compensation in the amount of $458,821.

                     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                          F-13

                              RETRAC MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          (FORMERLY RE-TRACK USA, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      (INFORMATION WITH RESPECT TO DATES AND PERIODS SUBSEQUENT TO DECEMBER 31, 1999 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 IS UNAUDITED)


1.     OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       OPERATIONS:

       Retrac Medical, Inc. (the "Company") (formerly Retrack USA, Inc.), a development stage company, was incorporated in the state of Delaware on February 29, 1996. The Company is a medical technology company that plans to market a range of high quality, patented safety syringes for use by health care professionals, medical institutions and other end users.

       On May 31, 2000, the Company changed its name to Retrac Medical, Inc.

       FINANCIAL CONDITION:

       The Company has not commenced revenue producing activities, and, accordingly, is considered in the development stage. Since inception, the Company has incurred recurring losses from operations, and is unable to currently fund its liabilities, has an accumulated deficit of approximately $9.1 million and $15.8 million, a stockholders' deficit of approximately $5.4 million and $8.6 million and negative working capital of approximately $3.5 million and $10.2 million at December 31, 1999 and September 30, 2000 (unaudited), respectively, and has limited financial resources. In addition, the Company is delinquent in the remittance of certain withholding of payroll taxes and has defaulted on certain obligations which has caused them to be due on demand. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

       The implementation of the Company's business plan is dependent on a significant debt or equity financing event in the immediate future. The Company continues to work both directly and through its consultants to secure such financing which is required to develop operations while a significant recurring revenue stream is developed. There can be no assurance that the Company will be successful with its efforts to raise additional capital. The inability of the Company to secure additional financing in the near term could adversely impact the Company's business, financial position and prospects.

       In addition, see "Risks and Uncertainties" below.

       The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

       RISKS AND UNCERTAINTIES:

       The Company is in the development stage and does not have an operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the business of exploiting medical supplies patents. These risks and uncertainties include, but are not limited to, the following: the competitive nature of the business and the potential for competitors with greater resources to enter such business; the Company's limited operating history and need for additional financing; consumer acceptance of the safety syringes; patents infringement; rapid technological change in the medical supply industry; governmental regulation and legal uncertainties, as well as other risks and uncertainties. In the event that the Company does not successfully implement its business plan, certain assets may not be recoverable.

       BASIS OF CONSOLIDATION:

       The consolidated financial statements include the accounts of the Company and its 95% owned subsidiary FX USA, Inc. and its 80% owned subsidiary Health Watch, Inc. Both FX USA, Inc. and Health Watch, Inc. are dormant companies. All significant intercompany balances and transactions have been eliminated.

       INTERIM FINANCIAL INFORMATION (UNAUDITED):

       The financial statements and accompanying financial information as of September 30, 1999 and 2000, and for the nine months ended September 30, 1999 and 2000, are unaudited but include all adjustments (consisting solely of normal recurring accruals) which the Company considers necessary for a fair presentation of the financial position at September 30, 1999 and 2000, and the operating results and cash flows for the nine-month periods ended September 30, 1999 and 2000. Results for interim periods are not necessarily indicative of results for the entire year.

       USE OF ESTIMATES:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates used.

       CASH EQUIVALENTS:

       The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

       The Company maintains its cash balances with certain financial institutions. Accounts at the institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to approximately $138,690 at December 31, 1999 and $145,000 at September 30, 2000 (unaudited).

       EQUIPMENT AND FIXTURES:

       Equipment and fixtures are stated at cost and depreciated on a straight-line basis over five and seven years.

       DEFERRED OFFERING COSTS:

       In connection with the proposed public offerings, the Company has and will continue to incur certain costs associated with these offerings. These costs will be deferred and offset against the proceeds from the sale of the securities, if the offering is successful, or charged to operations, if the offering is unsuccessful.

       INTANGIBLE ASSETS:

       Intangible assets consist of a series of patents to be used for safety syringes and a license agreement for a needle-free infusion system and connector for the injection of medication into an intravenous attachment. Costs incurred to establish and acquire such patents and license agreements are capitalized. The patents and license agreement are carried at cost less accumulated amortization calculated on the straight-line basis over the remaining life of the assets ranging from 4.5-10 years.

       LONG-LIVED ASSETS:

       The Company's policy is to evaluate long-lived assets and certain identifiable intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This evaluation is based on a number of factors, including expectations for operating income and undiscounted cash flows that will result from the use of such assets. At December 31, 1999 and September 30, 2000 the Company has not identified any such impairment of assets.

       FAIR VALUE OF FINANCIAL INSTRUMENTS:

       The carrying value of the Company's financial instruments, including note receivable, accounts payable, accrued liabilities and current maturities of long-term debt, approximates the fair values due to their relatively short maturities.

       The fair value of each of the Company's long-term debt instruments is based on the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity. The carrying amounts approximate the estimated fair value at December 31, 1999 and September 30, 2000. No consideration is given to liquidity issues in valuing the long-term debt.

       STOCK-BASED COMPENSATION:

       The Company applies Statement of Financial Accounting Standards No. ("SFAS") 123 "Accounting for Stock Based Compensation," in accounting for stock-based compensation. As permitted by SFAS No. 123, the Company applies Accounting Principles Board Opinion No. 25 and related interpretations for expense recognition.

       ADVERTISING COSTS:

       Advertising costs are expensed as incurred.

       RESEARCH AND DEVELOPMENT COSTS:

       Research and development costs are expensed as incurred. During the year ended December 31, 1999 and for the period ended September 30, 2000 (unaudited), amounts charged to research and development amounted to $2,040 and $24,627, respectively.

       START-UP COSTS:

       In June 1998, the Company adopted Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities." Start-up activities include (i) one-time activities relating to the introduction of a new product or service, conducting business in a new territory, conducting business with a new class of customer or commencing a new operation and
       (ii) organization costs. Start-up activities are expensed as incurred.

       EARNINGS (LOSS) PER SHARE:

       The Company has adopted SFAS No. 128, "Earnings Per Share." Basic earnings (loss) per share excludes dilution and is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding and to be distributed for the period.

       Diluted earnings (loss) per share is computed by dividing earnings (loss) available to common shareholders by the weighted average number of common shares outstanding and to be distributed for the period adjusted to reflect potentially dilutive securities. Due to losses, the options and warrants are not included in the computation of diluted earnings (loss) per share because the effect would be to reduce the loss per share.

       INCOME TAXES:

       At December 31, 1999 and September 30, 2000 (unaudited), the Company has available approximately $6,174,000 and $8,091,000, respectively, of unused operating loss carryforwards that may be applied against future taxable income, if any, and that expire in various years from 2015 to 2019. Since the "more likely than not" criteria of SFAS 109 was not met at December 31, 1999 and September 30, 2000 (unaudited), the valuation allowance of $2,470,000 and $3,236,000, respectively was equal to the deferred tax asset.

       The availability of the net operating loss carryforwards to offset income in future years, if any, may be limited by Internal Revenue Code Section 382 as a result of certain changes in ownership that may occur in the future.

       INVENTORY:

       In 1998, the Company wrote off the carrying amount (approximately $245,000) of its inventory because the seller took possession of the inventory. As of September 30, 2000 the Company is in the process of suing the seller to recover the value of the inventory and damages.

       NEW PRONOUNCEMENTS:

       In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Financial Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued SFAS No. 137. "Deferral of the Effective Date of SFAS 133," which amends SFAS 133 by deferring the effective date to fiscal years beginning after June 15, 2000. The adoption of SFAS 133 is not expected to have a material impact on the Company's reported results of operations, financial position or cash flows.

       In March 1998, AcSEC issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This statement, which is effective for fiscal years beginning after December 15, 1998, requires that certain costs of developing or obtaining software for internal use be capitalized. The adoption of SOP 98-1 is not expected to have a material impact on the Company's reported results of operations, financial position or cash flows.

       In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is not a rule or interpretation of the SEC, however, it represents interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws. At the time the Company commences revenue producing activities it intends to fully comply with the interpretations outlined in SAB 101.

2.     NOTE RECEIVABLE:

       On June 15, 2000, the Company loaned $75,000 to the inventor and licensor of the patents and his company. The note bears interest at 18% per annum and is payable on demand. The note is collateralized by the four patents underlying the license agreement for the needle-free infusion system (see
       Note 3d.).

3.     LICENSE AGREEMENTS, PATENTS AND OTHER DISTRIBUTION AGREEMENTS:

       a. In 1996, the Company entered into a License Agreement with the inventor and his company (the "Licensor") for the exclusive rights to exploit the patents of various medical devices including retractable hypodermic and dental syringes. The License Agreement initially provided for a license fee of $4,000,000. As partial payment, the Company assumed various debt obligations of the Licensor totaling $1,830,370. In addition, the Company issued 166,667 shares of its Common Stock valued at $.015 per share to the licensor. The license agreement was recorded at the estimated fair value of the assumed debt, plus cash paid ($12,600) and Common Stock issued, for a total of $1,845,470.

              In 1998, the Company paid an additional $200,000, returned two of the licenses to the licensor in exchange for the outright ownership of the patents and issued an additional 66,667 shares of its Common Stock valued at $.015 per share for legal fees paid on behalf of the licensor. The shares carry piggyback registration rights. As a result of this additional consideration and modifications, the adjusted cost of the two remaining patents amounted to $1,769,600.

       b. In June 1997, the Company entered into a Stock Purchase Agreement and a Distribution Agreement to sell certain lubricant products which were owned by a subsidiary. As consideration for the Distribution Agreement, the Company issued 66,667 shares of its Common Stock valued at $3.00 per share. In addition, in connection with the Stock Purchase Agreement, the Company issued 66,667 shares of its Common Stock valued by the agreement at $1.35 per share and 200,000 Warrants valued at $10,000 with an exercise price of $1.00 per share. The Warrants expired unexercised in June 1999.

              During 1997, the Company purchased inventory valued at $250,000 for $88,000 in cash and a noninterest bearing promissory note in the principal amount of $162,000. (See Note 7F.) In January 1998, the Distribution Agreement was terminated. The Company wrote off the inventory and distribution rights.

       c. In April 1997, a subsidiary of the Company entered into an Asset Purchase Agreement for certain trademarks and patents. The Company issued 286,666 shares of its Common Stock valued at $3.00 per share and 150,000 options valued at $0.24 per share for a total value of $896,000 to the Seller. In December 1998, the Company repurchased the shares for $300, returned the trademarks and patents and reversed the transaction by reversing $860,000 of the cost of the patents which were originally recorded in 1997 and expensing the remaining balance associated with the patents of $36,000. The options were cancelled in February 2000 by entering into a mutual general release agreement.

       d. On June 15, 2000, the Company entered into a License Agreement with the inventor and his company for the worldwide exclusive rights to exploit certain patents for a needle-free infusion system and connector for the injection of medication into an intravenous attachment.

              The License Agreement provided for a license fee of $1,725,000 payable within 30 days of an IPO as follows: $375,000 cash and restricted Common Stock valued at $1,350,000.

              The Company has recorded liabilities of $375,000 and an increase in stockholders' equity of $1,350,000 for the license agreement.

              The Company has determined the number of shares to be distributed (135,000 shares) by using an estimated IPO price of $10.00 per share.

              In addition, the Company shall pay the licensor 9% of the gross profit as defined in the License Agreement during the first 5 years and 8% thereafter.

4.     EQUIPMENT AND FIXTURES:

       Equipment and fixtures consists of the following:

                                                       December 31,       September 30, 2000
                                                           1999              (Unaudited)
                                                    ------------------    ------------------
           Equipment and fixtures                   $          41,886     $          48,894
           Molds                                                                     50,000
           Less accumulated depreciation                      (21,549)              (27,082)
                                                    ------------------    ------------------

                                                    $          20,337     $          71,812
                                                    ==================    ==================

5.     INTANGIBLE COSTS:

       Intangible costs consists of the following:

                                                       December 31,       September 30, 2000
                                                           1999              (Unaudited)
                                                    ------------------    ------------------
           Patents                                  $       1,769,600     $       1,779,600
           License agreement                                                      1,725,000
                                                    ------------------    ------------------
                                                            1,769,600             3,504,600
           Less accumulated amortization                     (686,521)             (873,738)
                                                    ------------------    ------------------

                                                    $       1,083,079     $       2,630,862
                                                    ==================    ==================

6.     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

       Accounts payable consists of the following:

                                                       December 31,       September 30, 2000
                                                           1999              (Unaudited)
                                                    ------------------    ------------------
           Payable to related parties               $         244,000     $         199,502
           Payable to a former member of the Board
               of Directors                                   100,365
           Payable to others                                  331,377               488,398
                                                    ------------------    ------------------

                                                    $         675,742     $         687,900
                                                    ==================    ==================

       Accrued liabilities consists of the following:


                                                       December 31,       September 30, 2000
                                                           1999              (Unaudited)
                                                    ------------------    ------------------
           Accrued compensation:
              Payable to the President (See Note 8) $         311,926
              Payable to members of the Board of
                 Directors                                     69,250     $         106,723
                                                    ------------------    ------------------
                                                              381,176               106,723
                                                    ------------------    ------------------

           Payroll taxes, past due                            126,118               159,895
                                                    ------------------    ------------------

           Accrued interest:
              Payable to related parties                       65,940                51,440
              Payable to others                               279,887               645,938
                                                    ------------------    ------------------
                                                              345,827               697,378
                                                    ------------------    ------------------

           Other liabilities:
               Payable to related parties                     111,000               184,000
                                                    ------------------    ------------------

                                                    $         964,121     $       1,147,996
                                                    ==================    ==================

7.     LONG-TERM DEBT:

       Long-Term debt consists of the following:

                                                        December 31,       September 30, 2000
                                                            1999               (Unaudited)
                                                       ---------------       ---------------
       A.  12% Unsecured Note Payable to a related
               party, due on May 31, 2001              $      359,016        $      216,122

       B.  7% Unsecured Convertible Notes Payable
               to individuals, due 2002                       131,250               131,250

       C.  12% Unsecured Convertible Promissory
               Notes to individuals, due July 2001            565,000               565,000

       D.  8% Unsecured Convertible Promissory
               Notes to individuals, due July 2001            484,400               414,400

       E.  7% Unsecured Convertible Units Payable
               to individuals, due February 2001            2,009,538             2,009,538

       F.  Noninterest bearing Note Payable to a
               corporation, due June 2001                     162,000               162,000

       G.  12% Unsecured Units, due 2000                    1,143,500             2,615,500

       H.  Loan and Security Agreement, payable to a
               Director of the Company, due 2000              238,266               238,266

       I.  Unsecured Note Payable to former
               president, due 2002 (net of
               unamortized discount of $310,090)                                  3,189,910
                                                       ---------------       ---------------
                                                            5,092,970             9,541,986

           Long-term debt, current maturities
               (including debt to related parties
               at December 31, 1999 and September
               30, 2000 (unaudited) of $618,283
               and $2,534,591, respectively)                2,141,320             8,280,029
                                                       ---------------       ---------------

           Long-term debt (including debt to
               related parties at December 31,
               1999 and September 30, 2000
               (unaudited) of $-0- and $1,130,707,
               respectively), less current
               maturities                              $    2,951,650        $    1,261,957
                                                       ===============       ===============

       Following are maturities of long-term debt for each of the years in which the debt matures:

                                                       For The Year         For The Year
                                                          Ended                 Ended
                                                       December 31,         September 30,
                                                    ------------------    ------------------
                                                                              (Unaudited)
                    2000                            $       2,141,320
                    2001                                    2,820,400     $       8,280,029
                    2002                                      131,250             1,261,957

       On September 7, 2000, the Company effected a two-for-three reverse stock split of common stock. All per share amounts relating to outstanding notes, warrants and options herein have been restated to reflect the split.

       A.  12% Unsecured Note Payable:

           In June 1996, the Company issued an unsecured promissory note in the principal amount of $555,000 to a related party with minimum annual principal and interest payments of $50,000. The note bears interest at 12% per annum and is due on May 31, 2001 or within 15 days of completion of an initial public offering ("IPO") that provides for a minimum net proceeds of $5,000,000 to the Company. In addition, the Company issued 90,000 shares of its Common Stock, and an option to purchase 666,667 of its Common Stock for $0.015 per share for a period of one year. Payment of the price on the option shall be made by reduction of the principal balance of the note. The note holder exercised this option on November 14, 1996.

       B.  7% Unsecured Convertible Notes Payable:

           During 1999, the Company issued 5.25 Units at a purchase price of $25,000 per Unit. Each Unit consists of a $25,000 unsecured convertible promissory note ("Notes"), convertible under certain conditions into shares of Common Stock of the Company and a Warrant. Principal and interest at 7% per annum are due in 2002. The Notes are convertible into shares of Common Stock, at the option of the holder anytime during the six-month period following the effective date of a registration statement. The number of shares is computed by dividing the outstanding principal and interest by 50% of the IPO per share price ($5.00 per share).

           The Warrants represent the right to purchase shares of the Company's Common Stock. The number of shares the Warrant holder is entitled to purchase is computed by dividing the aggregate purchase price per Unit ($25,000) by 50% of the IPO per share price; the exercise price of the Warrant is 120% of the IPO per share price. The Warrants expire two years following the IPO date. The Warrants are not exercisable unless and until the Company completes an IPO. The Warrants have anti-dilution provisions after the completion of an IPO and certain rights in the event of reorganization of the Company. The estimated fair value of the Warrants were $-0- at date of issuance.

       C.  12% Unsecured Convertible Promissory Notes:

           During 1997 through 1998, the Company issued 12% unsecured convertible promissory notes ("12% Notes") with a face amount of $458,000. Principal and interest were due two years from date of issuance. The 12% Notes including unpaid interest were intended to be convertible, during the three-month period following the effective date of a registration statement, at a rate of one Unit for each $1.50 of debt. Each Unit consisted of one share of the Company's Common Stock and a Common Stock purchase option ("Option").

           The Option represented the right to purchase one share of the Company's Common Stock, for an 18-month period from the completion of an IPO, at an exercise price of $4.50 per share. The number of shares is computed by dividing the aggregate Unit price by amounts ranging from $1.50 to $2.25. The estimated fair value of the Options were $-0- at date of issuance.

           In August 1999, all of the 12% Notes, some which were past due, were restructured and Units were issued. The Units consist of a $10,000 convertible unsecured promissory note ("Replacement Notes") and Warrant. The principal balance of the Replacement Notes were increased to reflect the principal balance of the 12% Notes plus $107,000 of adjusted accrued interest. In addition, 59,667 shares of Common Stock valued at $.015 per share will be issued to the note holders in order to induce them to extend the due date. Interest in the amount of $895 was recorded in connection with the intended issuance of the shares. Principal and interest at 12% per annum on the Replacement Notes is due in 2001. The Replacement Notes are convertible, during the three-month period following the effective date of registration, into Common Stock at prices ranging from $1.50 to $2.25 per share. The number of shares is computed by dividing the outstanding principal and interest by amounts ranging from $1.50 to $2.25. At December 31, 1999 and September 30, 2000 (unaudited), the shares of Common Stock had not been issued and were recorded in Stockholders' Deficit as Common Stock to be distributed.

           The Warrants are issued with the same terms as the original Options. The Warrants have antidilution provisions and certain rights in the event of reorganization of the Company. The estimated fair value of the Warrants were $-0- at the date of issuance.

       D.  8% Unsecured Convertible Promissory Notes:

           During 1997 through 1998, the Company issued 8% unsecured convertible promissory notes ("8% Notes") with a face amount of $425,500. Principal and interest are due two years from date of issuance. The 8% notes are convertible, during the three-month period following the effective date of a registration statement, into Units at a price of $3.00 per Unit. Each Unit is to consist of one share of the Company's Common Stock and a Common Stock purchase option ("Option"). The number of Units to be issued is computed by dividing the outstanding principal and interest by $3.00.

           The Option provides for the right to purchase one share of the Company's Common Stock, for a six-month period from the completion of an IPO, at an exercise price of $10.50 per share. The estimated fair value of the Options were $-0- at date of issuance.

           In August 1999, $320,000 of the $425,500 8% Notes, some of which were past due, were restructured and Units were issued. The Company issued
           31.6 Units each of which consist of a $10,000 unsecured 8% promissory note ("Replacement Notes") and a Warrant. Principal and interest are due in 2001. The Replacement Notes are convertible, during the three-month period following the effective date of a registration statement, into Common Stock at prices ranging from $3.00 to $5.25 per share. The number of shares is computed by dividing the outstanding principal and interest by $3.00 and $5.25. The principal balance of the Replacement Notes was increased to reflect the principal balance of the 8% Notes plus $64,400 of adjusted accrued interest. In addition, 26,294 shares of Common Stock, recorded at an estimated fair value of $.015 per share will be issued to the note holders in order to induce them to extend the due date. Interest in the amount of $394 was recorded in connection with the intended issuance of the shares. At December 31, 1999 and September 30, 2000 (unaudited), the shares of Common Stock had not been issued and were recorded in Stockholders' deficit as Common Stock to be distributed.

           The Warrants represent the right to purchase 128,133 shares of the Company's Common Stock, for a six-month period from the completion of an IPO, at an exercise price of $10.50 per share. The number of shares is computed by dividing the aggregate Unit purchase price by $3.00. The Warrants are not exercisable unless the Company completes an IPO. The Warrants have antidilution provisions and certain rights in the event of reorganization of the Company. The estimated fair value of the Warrants were $-0- at the date of issuance.

           Notes in the principal amount of $100,000 were not restructured and have been recorded as a current liability at December 31, 1999, including $30,000 which are in default. In addition, $5,500 of the 8% Notes were settled and 1,782 shares were to be distributed in accordance with the settlement agreement.

           During the nine months ended September 30, 2000 (unaudited), notes in the original principal amount of $70,000 were settled for $43,000.

       E.  7% Unsecured Convertible Units:

           During 1996, the Company assumed certain debt of Safe Tech Medical Products, Inc. as partial payment under certain licensing agreements. The Company issued 168.23 Units at a price of $10,000 per Unit. Each Unit consisted of a $10,000 unsecured promissory note ("7% Notes") convertible under certain conditions into shares of Common Stock of the Company and a Warrant. Principal and interest at 7% per annum were due in 1998.

           The 7% Notes were convertible into shares of Common Stock, at the option of the holder, at any time during the six-month period following the effective date of a registration statement. The number of shares were computed by dividing the outstanding principal and interest by 2/3 of the IPO per share price.

           In February 1999, $1,543,779 of the $1,682,317 7% Notes, some of which were past due, were restructured and new units were issued. The Company issued 154.4 Units which consist of a $10,000 convertible unsecured promissory note ("Replacement Notes") and a Warrant. Principal and interest at 7% per annum is due in 2001. The Replacement Notes are convertible, during the six-month period following the effective date of a registration, into Common Stock. The conversion price is 2/3 of the IPO price per share and the number of shares is computed by dividing the outstanding principal and interest by 2/3 of the IPO per share price. The principal balance of the Replacement Notes was increased to reflect the principal balance of the 7% Notes plus $327,221 of adjusted accrued interest. In addition, 141,733 shares (recorded at an estimated fair value of $.015 per share) of the Company's Common Stock will be issued to the note holders in order to induce them to extend the due date. Interest expense in the amount of $2,126 was recorded in connection with the intended issuance of the shares. At December 31, 1999 and September 30, 2000 (unaudited), the shares of Common Stock had not been issued and were recorded in Stockholders' deficit as Common Stock to be distributed. In addition, the note holders have agreed that in the event of an IPO and a restrictive period is required for existing stockholders, no objection will be made by the note holders.

           The Warrants represent the right for each warrant holder to purchase the Company's Common Stock. The number of shares underlying each Warrant is computed by dividing the aggregate Unit purchase price of the initial warrant holder by 2/3 of the IPO price; the exercise price is 120% of the IPO per share price. The Warrants expire two years following the IPO date. The Warrants have antidilution provisions after the completion of an IPO and certain rights in the event of reorganization of the Company. The estimated fair value of the Warrants were $-0- at date of issuance.

           Notes in the principal amount of $138,538 were not restructured and have been recorded as a current liability at December 31, 1999 and September 30, 2000 (unaudited) including $63,538 which are in default.

       F.  Noninterest Bearing Note:

           In June 1997, the Company issued a noninterest bearing promissory note, collateralized by the inventory stored in Canada (see Note 3b), in the amount of $162,000 due in 1999. In 1999, the Company restructured the note and received an extended due date. Principal payment is due on June 26, 2001. The note holder has the right to demand that the full outstanding balance of the promissory note be paid within 30 days of an IPO or upon the Company obtaining private financing of at least $3,000,000.

       G.  12% Unsecured Units ("Bridge Loan"):

           In 1999, the Company issued 22.87 Units at a purchase price of $50,000 per Unit. Each Unit consists of a $50,000 unsecured promissory note ("Notes") and the right to have shares of the Company's Common Stock issued upon repayment of the Notes. Principal and interest at 12% per annum is payable at the earlier of nine months from the date of issuance or the completion of an IPO. In the case of default, the Notes become immediately due and payable and bear interest from default date at a rate of 15% per annum.

           During the nine months ended September 30, 2000, the Company issued another 29.44 Units at a purchase price of $50,000 per unit (unaudited).

           Upon repayment of the Notes, the Company will issue shares of the Company's Common Stock. The number of shares to be issued is computed by dividing the principal amount of the Notes by 50% of the IPO per share price. The estimated balance of these shares based on the anticipated IPO price of $10 per share has been recorded as additional interest expense and stockholders' equity in the period the units were issued. The Company has recorded an increase in interest expense for the year ended December 31, 1999 and the nine months ended September 30, 2000 (unaudited) of $2,287,000 and $2,944,000, respectively. The issued shares will be restricted securities. The stockholder will have one demand registration right with respect to the shares and have unlimited "piggyback" registration rights at the Company's expense.

           Notes in the principal amount of $1,143,500 are in default as of September 30, 2000, of which $398,500 were extended for an additional nine months and additional notes in the principal amount of $475,000 are in default subsequent to September 30, 2000 (unaudited) of which $112,500 were extended for an additional nine months. Accordingly, at November 30, 2000, notes in the aggregate of $1,107,500 are in default.

       H.  Loan and Security Agreement:

           In July 1998, the Company entered into a Loan and Security Agreement ("Agreement") with a trust controlled by an individual who subsequently became a member of the Board of Directors of the Company. The Agreement consisted of a promissory note ("Note"), issuance of the Company's Common Stock and an Option to purchase certain shares that the Chief Executive Officer owned. The promissory note in the amount of $200,000 bears interest at 12% per annum and was due nine months after issuance. The Note was collateralized by all syringe technology, including all patents and patent applications.

           The Company issued 593,333 shares of its Common Stock valued at $.015 per share in accordance with the Agreement. The Company recorded approximately $9,000 of expense for this issuance. The shares carry piggyback registration rights, subject to an underwriters' approval.

           The Chief Executive Officer granted an option to the note holder to acquire 1,625,000 shares of the Company's Common Stock that he personally owns. The exercise price was $2.00 per share and the Option was to expire 18 months from the date of the agreement. The fair value of the Option was $0 at the date of issuance.

           In March 1999, the Company entered into a Memorandum Agreement to renew and extend the due date of the Note. To induce the note holder to enter into this agreement, an Option was granted by the Chief Executive Officer for 1,000,000 shares of the Company's Common Stock that he personally owns. The Option was for thirty-six months at an exercise price of $1.00. The Option contains certain anti-dilutive provisions. The fair value of the Option was $-0- at the date of issuance. Upon issuance of this Option, the first Option was cancelled. The Memorandum Agreement also included an exclusive license agreement relating to the syringe technology for certain geographic territories.

           In October 1999, a second extension and Modification Agreement was entered into. The Modification Agreement cancelled the Option previously issued by the Chief Executive Officer and terminated the Memorandum Agreement. The due date of the Note was extended to April 1, 2000. The note holder has waived any and all defaults under this agreement. The waiver will expire on January 31, 2001.

           As part of such agreement, the Note has been modified to include accrued interest of $18,266 and $20,000 in the principal balance to induce the note holder to extend the due date. The additional principal of $20,000 has been recorded as interest. If an IPO is completed by April 1, 2000, the Company has the option to extend the due date for four consecutive one-year periods, provided all accrued interest has been paid. If the Company does not repay the Note by the due date, a new license agreement will become effective (see below). As of April 1, 2000, and September 30, 2000 (unaudited) this note was not repaid.

           As consideration for termination of the Option, the Company issued 133,333 shares of its Common Stock valued at $2.25 per share to the note holder. The Company recorded $300,000 of expense for this issuance. These shares carry piggyback registration rights, subject to an underwriter's approval.

           The Company agreed to pay the note holder a 2% royalty fee on the gross sales of all hypodermic syringes. In addition, if the Company grants other third-party licenses, the Company will pay 10% of any up-front consideration received for such licenses and a 5% royalty on all income received from the third party. The Company agrees not to grant any licenses that would infringe upon the License Agreement signed by the note holder. If the Company is substantially sold, the Company will pay the note holder 6% of the gross proceeds. The Company valued the royalty fee and proceeds from sale of the Company at $0.

             The License Agreement grants the licensee an exclusive license to manufacture, produce, market and sell retractable syringes worldwide except in the United States. The Company will provide all technical data, information and other materials necessary. The licensee will pay a 10% royalty to the Company. The agreement is for 10 years from the effective date of the agreement plus an option by the licensee for one-year renewal periods continuously for a fee of $25,000 per year. The Company has a right to purchase 10% of the products produced by the licensee at cost plus 7%. The Company valued the License Agreement at $0. In November 2000, the License Agreement was mutually terminated in accordance with the terms of the Extension and Modification Agreement dated October 1999.

       I.    Unsecured Note Payable:

             On August 17, 2000, the Company issued a $3,500,000 noninterest bearing note as part of the Redemption Agreement (See Note 8). The Company will pay $1,500,000 upon the completion of the IPO and then six payments of $333,333 payable quarterly 90 days after the completion of the IPO. The note is recorded at present value using a discount rate of 12%. The discount of $353,373 is being amortized over the term of the note as interest expense.

       J.    Beneficial Conversion Feature:

             Opinion NO. 98-5 of the FASB's Emerging Issues Task Force ("Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios") addresses a beneficial conversion feature often associated with the accounting for the issuance of convertible securities. The Company has not recorded such a beneficial conversion feature with respect to any of the convertible securities referred to above, since, in the opinion of the Company, the conversion feature was greater than the fair value of the Common Stock on the date of commitment.

8.     STOCKHOLDERS' EQUITY:

       Common Stock:

       The Company is authorized to issue 25,000,000 common shares with a par value of $0.01.

       Stock Split:

       On September 7, 2000, the Company effected a two-for-three reverse stock split of common stock. All share, per share and common stock amounts herein have been restated to reflect the split.

       1996 Transactions:

       On May 20, 1996, the Company issued 4,333,333 shares of Common Stock valued at $.015 per share to its President as a founder of the Company. On May 20, 1996, the Company issued shares of its Common Stock valued at $.015 per share to a member of the Board of Directors (66,666 shares) and an officer (50,000 shares) as noncash compensation valued at $.015 per share. The Company issued 756,667 shares of its Common Stock valued at $.015 per share paid by a reduction in a note payable to a related party and another 166,667 shares valued at $.015 per share under a license fee agreement. The Company issued 70,600 shares for future legal services valued at $1.875 per share. During 1996, 158,333 shares were sold to individuals for $1.50-$3.00 per share.

       1997 Transactions:

       During 1997, 98,222 shares were sold to individuals for $1.35-$3.00 per share. On April 9, 1997, 286,666 shares of Common Stock valued at $.015 per share were issued to purchase certain patents and 66,667 shares of Common Stock valued at $3.00 per share were issued to enter into a distribution agreement. In 1997, 120,600 shares (50,000 valued at $.015 per share and 70,600 valued at $1.875 per share) that were issued in 1996 were cancelled.

       1998 Transactions:

       On July 1, 1998, the Company issued 40,000 shares of its Common Stock valued at $.015 per share to an individual as settlement of an obligation. During 1998, the Company issued 593,333 shares of its Common Stock valued at $.015 per share to a note holder. (See Note 7H.) In addition, 66,667 shares of Common Stock valued at $.015 per share were issued in connection with the purchase of patents.

       1999 Transactions:

       On May 28, 1999, 166,667 shares of Common Stock valued at $.015 per share were issued to an individual as consideration for joining the Board of Directors. On September 1, 1999, 133,333 shares of Common Stock were issued as consideration to a note holder. (See Note 7H.) The note holder also became a member of the Board of Directors. The Company has valued such shares at $2.25 per share.

       In addition, the following transactions were recorded as common stock to be distributed during 1999:

         Shares                                   Notes
       ----------           ---------------------------------------------------
         133,333 shares     See Consulting Agreement in this Note
         200,000 shares     See Board of Directors in this Note
         166,667 shares     See Board of Directors in this Note
         143,333 shares     See Other Employment Agreements in this Note
          26,333 shares     See Board of Directors in this Note
           1,782 shares     See Note 7D
          59,667 shares     See Note 7C
          26,294 shares     See Note 7D
         141,733 shares     See Note 7E
         100,000 shares     See Note 14, Marketing and Manufacturing Commitments

       2000 Transactions:

       In April and July 2000, the Company distributed 669,667 and 583,333 shares of Common Stock, respectively, originally valued at $.015 per share that were previously classified as to be distributed (unaudited).

       In July 2000, the Company issued 4,000 shares of Common Stock valued at $10 per share to legal counsel of the Company as consideration for his services.

       In addition, the following transactions were recorded as common stock to be distributed during 2000:

         Shares                                   Notes
       ----------           ---------------------------------------------------
          33,333 shares     See Note 14 in Litigation
         200,000 shares     See Board of Directors in this Note
         135,000 shares     See Note 3d
          17,519 shares     See Consulting Agreement in this Note

       During the nine month period ended September 30, 2000, 1,253,000 shares that were previously recorded as common stock to be distributed, were actually issued.

       Treasury Stock:

       In 1998, the Company purchased 286,667 shares of its Common Stock at an aggregate cost of $300 in connection with termination of an agreement.

       On August 17, 2000 the Company entered into a Redemption Agreement with its then President. The Company purchased 4,000,000 shares of its Common Stock held by him, issued a $3,500,000 Note Payable (see Note 7I) and issued options to purchase 300,000 shares of Common Stock over a three year period commencing one year after the IPO at an exercise price of 120% of the IPO price. In addition, the Company terminated the employment contract with the President. The President waived all rights and claims to his accrued compensation and entered into a consulting agreement for a period of twelve months payable $12,000 per month commencing August 2000.

       In the event that the Company does not complete its IPO by March 1, 2001, the former President has the right to unwind the agreement but he can keep all monies paid to him until then.

       The cost of purchasing the 4,000,000 treasury shares has been calculated to be $2,875,696 which is based upon the discounted present value of the note payable of $3,146,627, plus the fair value of the options estimated to be $187,890, less the waived accrued compensation of $458,821.

       Common Stock To Be Distributed:

       Common stock to be distributed (1,694,509 shares at December 31, 1999 and 1,121,761 shares at September 30, 2000, (unaudited) respectively) consists of the following:

                                                                              December 31,       September 30, 2000
                                                                                 1999                (Unaudited)
                                                                          ------------------     ------------------
           Extension and other settlement agreements
               (229,475 and 262,808 shares)
               (See Notes 7 and 14)                                       $           2,295      $           2,628
           Consulting and legal agreement
               (683,333 shares and 184,186 shares)
               (See below and Note 14)                                                6,833                  1,842
           Current and former members of the
               Board of Directors (409,667 shares and
               16,667 shares)                                                         4,097                    167
           Employment agreements (143,333 shares and 0 shares)                        1,433
           Unsecured note holders (228,700 and 523,100 shares)
               (See Note 7)                                                           2,287                  5,231
           License agreement (0 shares and 135,000 shares)
               (See Note 3d)                                                                                 1,350
                                                                          ------------------     ------------------

                                                                          $          16,945      $          11,218
                                                                          ==================     ==================

       Consulting Agreements:

       On April 14, 1997, the Company entered into an agreement with a consultant to advise the Company in financial matters. The agreement is for 2 years, started on March 1, 1996 and provided for fees of $5,000 per month. The Company also agreed to issue 166,667 shares as a one-time bonus. The Company recorded an expense of $2,500 for the issuance of the shares. The agreement expired March 1, 1998 and was settled for $40,545. At December 31, 1999 and September 30, 2000, the shares had not been distributed.

       On January 7, 1999, the Company entered into an agreement with a consultant to advise the Company. The agreement is for one year for an amount of $45,000. As an incentive to enter into the agreement, the Company agreed to issue 133,333 shares of the Company's Common Stock at $.015 per share. The Company recorded an expense of $2,000 for the issuance of the shares. At December 31, 1999, the shares had not been distributed. The shares were distributed in April 2000 (unaudited).

       On July 2, 2000 the Company entered into an agreement with a consultant to advise the Company as Chairman of the Medical Advisory Board. The agreement is for 3 years effective March 1, 2000. As consideration for the agreement, the Company agreed to issue shares of Common Stock equivalent to one half of one percent of its issued and outstanding stock at the opening of the proposed IPO. The vesting terms are as follows: 50% immediately, 25% at the completion of the second year and the remaining 25% at the completion of the third year. At September 30, 2000, the consultant was vested at 50% and, accordingly, the Company recorded an expense of $175,190 for the value of the estimated 17,519 shares of Common Stock vested at $10.00 per share. In calculating the consideration, the expected number of shares at the opening of the IPO of 7,007,796 shares was used. The amount totaled 35,039 shares. The remaining number of shares not yet vested, estimated at 17,520 shares, were not recorded at September 30, 2000. As of September 30, 2000, none of the shares had been distributed.

       Board of Directors:

       During 1996 and 1999, the Company entered into agreements to issue shares to certain members of the Board of Directors.

       In May 1996, the Company entered into a consulting agreement with a consulting firm owned by a then-member of the Board of Directors. At December 31, 1999, $100,365 was due under the agreement and was included in accounts payable. On February 21, 2000, the Company entered into a settlement agreement with the consulting firm. As part of the settlement agreement, the Company agreed to issue 26,333 shares effective June 1999. The Company recorded compensation expense in the amount of $395 for the agreement to issue shares of Common Stock in 1999. At December 31, 1999, the shares had not been distributed. The shares were distributed in April 2000 (unaudited).

       On February 16, 1997, the Company awarded 16,667 shares of Common Stock ($3.00 per share) to a member of the Board of Directors. The Company recorded compensation expense of $50,000 for the issuance of the Common Stock. At December 31, 1999 and September 30, 2000 (unaudited), the shares had not been distributed.

       On January 4, 1999 and April 1, 1999, the Company appointed two people to the Board of Directors. Although the Directors did not receive compensation, the Company has agreed to issue 100,000 shares of Common Stock to each Director. The Company has recorded compensation expense in the amount of $3,000 in connection with the Agreement to issue 200,000 shares based on an estimated fair value of the stock at $.015 per share of Common Stock. At December 31, 1999, the shares had not been distributed. During the nine-months period ended September 30, 2000 (unaudited), 200,000 shares had been distributed.

       On July 7, 1999, the Company entered into an employment agreement with its Chairman of the Board which terminates on September 30, 2002. The Chairman will receive $8,500 per month and 333,334 shares of the Company's Common Stock. The Company recorded compensation expense in the amount of $5,000 in connection with the agreement to issue shares of Common Stock based on an estimated fair value of the stock at $.015 per share. The Company had not distributed 166,667 shares of Common Stock at December 31, 1999. The shares were distributed in April 2000 (unaudited). Included in accrued liabilities at December 31, 1999 is $51,000 and at September 30, 2000 (unaudited) is $119,000 due to the Chairman.

       In January 2000, the Company appointed two people to the Board of Directors. Although the Directors did not receive compensation, the Company has agreed to issue 100,000 shares of Common Stock to each Director. The Company has recorded compensation expense in the amount of $1,600,000 in connection with the Agreement to issue 200,000 shares based on an estimated fair value of the stock at $8.00 per share of Common Stock. The shares were distributed in July 2000 (unaudited).

       Other Employment Agreements:

       During 1999, the Company entered into two employment agreements (one of which relates to an officer/member of the Board of Directors) which contained bonus provisions for accepting the positions. The bonuses were in the form of an agreement to issue a total of 143,333 shares of Common Stock at $.015 per share. These shares had not been distributed by December 31, 1999. The shares were distributed in April 2000 (unaudited).

9.     STOCK OPTIONS AND WARRANTS:

       On September 7, 2000, the Company effected a two for three reverse stock split of common stock. All share, per share and common stock amounts relating to outstanding options and warrants at December 31, 1999 herein have been restated to reflect the split.

       The Company does not have a Stock Option Plan. The Company has sold shares of Common Stock which included a Common Stock Purchase Option for the same number of shares at an exercise price of $6.75 and $10.50 per share, exercisable for a one-year period after the completion of an IPO. At December 31, 1999, the Company had 185,000 options outstanding. The fair value of the Options were $-0- at date of issuance.

       In 1997, the Company issued an Option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $3.00 per share for a three-year period. The Company recorded the fair value of the Option at $36,000. The Option was cancelled in February 2000.

       In 1997, the Company entered into a Stock Purchase Agreement and Warrant Agreement. The Company issued a Warrant to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.00 for a period of two years. The Warrants were valued at $10,000. The Warrant expired in 1999.

       The Company has issued several Option and Warrant Agreements (see Notes 7 and 14) in conjunction with the issuance of debt and an investment banking services agreement. To the extent that these options and warrants only become exercisable and the number of shares under option and the exercise price thereof became determinable upon the Company completing an IPO, the Company has valued these options and warrants by using an estimated IPO price of $10.00 per share and has included the share information in the tabulation below summarizing information on Options and Warrants outstanding and exercisable.

                                                                                 Weighted Average
                                                          Weighted Average           Exercise
                                                          Number of Shares       Price Per Share
                                                         ------------------     ------------------

              Outstanding at December 31, 1997                   1,121,721              $5.98
              Granted                                            1,652,555              $2.04
                                                         ------------------

              Outstanding at December 31, 1998                   2,774,276              $3.64
              Granted                                            1,736,996              $4.05
              Cancelled/expired                                 (3,435,173)             $3.08
                                                         ------------------

              Outstanding at December 31, 1999                   1,076,099              $6.08
              Granted                                              300,000             $12.00
              Cancelled                                           (123,333)             $4.42
                                                         ------------------

              Outstanding at September 30, 2000
                 (unaudited)                                     1,252,766              $7.66
                                                         ==================     ------------------

       The following tables summarize information about Stock Options outstanding:

       AT DECEMBER 31, 1999

                                        Options Outstanding                       Options Exercisable
                                     -------------------------                 -------------------------
                                       Average      Weighted                    Weighted
                                      Remaining      Average                     Average
                       Range of      Contractual    Exercise        Number     Exercisable     Number
                    Exercise Price       Life         Price      Outstanding      Price      Exercisable
                    --------------   -----------   -----------   -----------   -----------   -----------
                        $3.00          3 months       $3.00         100,000        $0             0
                        $6.75          1 year         $6.75         116,667        $0             0
                        $5.00          3 years        $5.00          33,333        $0             0
                       $10.50          1 year        $10.50         101,666        $0             0
                                                                 -----------
                                                                    351,666
                                                                 ===========

       AT SEPTEMBER 30, 2000 (UNAUDITED)

                                        Options Outstanding                       Options Exercisable
                                     -------------------------                 -------------------------
                                       Average      Weighted                    Weighted
                                      Remaining      Average                     Average
                       Range of      Contractual    Exercise        Number     Exercisable     Number
                    Exercise Price       Life         Price      Outstanding      Price      Exercisable
                    --------------   -----------   -----------   -----------   -----------   -----------
                        $6.75          1 year         $6.75         116,667        $0             0
                        $5.00          3 year         $5.00          33,333        $0             0
                       $10.50          1 year        $10.50          78,333        $0             0
                       $12.00          3 years       $12.00         300,000        $0             0
                                                                 -----------
                                                                    528,333
                                                                 ===========


       The following table summarizes information about Stock Warrants outstanding at December 31, 1999 and September 30, 2000 (unaudited): (See
       Note 7.)

                                                  Warrants Outstanding                  Warrants Exercisable
                                     ----------------------------------------------   -------------------------
                                           Average          Weighted                    Weighted
                                          Remaining         Average                     Average
                       Range of          Contractual        Exercise       Number     Exercisable     Number
                    Exercise Price           Life            Price      Outstanding      Price      Exercisable
                    --------------   ------------------   -----------   -----------   -----------   -----------
                       $4.50         18 Months from IPO      $4.50         317,778        $0             0
                       $10.50         6 Months from IPO     $10.50         128,133        $0             0
                       $12.00         2 Years from IPO      $12.00         278,522        $0             0
                                                                        -----------
                                                                           724,433
                                                                        ===========


       The fair market value of each option and warrant grant has been estimated on the date of grant using the Black-Scholes Option Pricing Model with the following weighted average assumptions: for 1999 and 1998 dividend yields 0.0%, risk-free interest 5% and 6.5% and expected lives between 2 and 3 years. Volatility of the Company's common stock underlying the options and warrants was not considered because the Company's equity was not publicly traded.

10.    RESERVE FOR SHARES TO BE ISSUED:

       The following table summarizes information about the maximum potential shares of common stock to be issued upon conversion of debt using an estimated IPO price of $10.00 per share:

                                                                             December 31,          September 30,
                                                                                 1999                    2000
                                                                          ------------------     ------------------
                                                                                                   (Unaudited)
       Reserve for shares to be issued:
            7% unsecured convertible notes payable                            27,156 shares          28,530 shares
            7% unsecured convertible units                                   323,403                339,280
            8% unsecured convertible promissory notes                        148,950                152,807
            12% unsecured convertible promissory notes                       336,180                364,778
                                                                          ------------------     ------------------
                                                                             835,689 shares         885,395 shares
                                                                          ==================     ==================

11.    OTHER INCOME:

       In February 2000, the Company settled notes payable with a principal amount and accrued interest of $72,019 for $33,000 resulting in income in the amount of $39,019.

       FASB 125 requires that extinguishment of debt be recorded as an extraordinary item. Due to the immaterial amount of the transactions, the Company has classified these transactions as other income and not an extraordinary item.

12.    LITIGATION SETTLEMENT:

       During 1997, the Company entered into an employment agreement with an individual to market the Company's products. In 1998, the agreement was terminated by the Company due to nonperformance by the individual. The former employee commenced litigation against the Company for approximately $1,000,000. In 1999, the litigation was settled for $331,500 which was paid during the year ended December 31, 1999. Of such amount $82,000 had been accrued in 1998. In addition, the Company had other litigation settlements for $25,244. The litigation settlements are presented separately in the Statements of Operations.

13.    RELATED PARTY TRANSACTIONS:

       The Company's former President and Chief Executive Officer is related to a company that provided financing and services to the inventor and his company. (See Note 7A.) The original note in 1996 was for $555,000 and bears interest at a rate of 12% per year. Payments of principal and interest made by the Company to the related party are as follows:
       1998-$1,000, 1999-$114,823 and 2000-$204,740 (unaudited). Interest accrued on the outstanding principal is as follows: 1998-$45,714, 1999-$44,398 and 2000-$6,537 (unaudited).

       A relative of an officer of the Company performed consulting services during the year ended December 31, 1999 for $2,000. As of January 1, 2000, this person became an employee.

       In December 2000, the Company issued 12% promissory notes to a trust controlled by a director of the Company in exchange for $155,000 in cash. The note entitles the trust to receive, for no additional consideration, 31,000 common shares upon the close of the initial public offering.

       In addition to the above, reference is made to other related party transactions referred to in Notes 8 and 14.

14.    COMMITMENTS, CONTINGENCIES AND OTHER MATTERS:

       Employment Contracts:

       The Company had entered into an employment contract with the former President and Chief Executive Officer which was to expire on December 31, 2001. As of December 31, 1999, the Company's aggregate commitment for future base salary under this employment contract was:

              2000                           $252,000
              2001                            289,000

       The contract was mutually terminated in August 2000 and the commitment was eliminated (see Note 8 - treasury stock) (unaudited).

       Investment Banking Services Agreement:

       On October 7, 1999, an agreement was signed with an investment banker to act as the nonexclusive investment bank to render advice on general financial and business matters. The term of the agreement is for one year with a one-year extension unless cancelled by either party.

       As consideration to enter into this agreement, the investment banker will be given 33,333 options or warrants to purchase shares of Common Stock at an exercise price equal to 50% of the opening stock price after the IPO and which will expire within three years of the date of issuance. The Options will have public registration rights.

       In addition, the investment banker, has agreed to underwrite a $2,000,000 bridge loan. The bridge loan will bear interest at 12% per annum with principal to be repaid from the proceeds of the IPO. (See Note 7.G for the 12% unsecured units terms.) In February and April 2000, $36,000 was paid to the investment banker in full payment for their services (unaudited).

       Purchase Commitments:

       During 2000, the Company ordered certain molds at a purchase price of approximately $231,000. As of September 30, 2000, the Company paid and accrued $50,000 for this purchase which is included in equipment and fixtures. At September 30, 2000, the Company's unfilled purchase commitment amounted to approximately $181,000.

       Corporate Retainer Agreement:

       In February 1998, Sassone Zemanek & Girasa, attorneys at law ("SZG"), and the Company entered into an agreement for SZG to serve as the lead corporate counsel. The Agreement was cancelled in June 1999. Prior to June 1999, SZG received a monthly retainer payment of $10,000 which will be accrued until the Company is in the position to make payments. In addition, 283,333 shares (at an estimated fair value of $.015 per share) of Common Stock will be distributed by the Company. The Company recorded an expense of $4,250 relating to the issuance of the shares. At December 31, 1999, the shares are included in Common Stock to be Distributed in the accompanying statement of Stockholders' Deficit. The shares were distributed in July 2000 (unaudited). On January 4, 1999, a principal of SZG was elected to the Board of Directors. Furthermore, on July 7, 2000 he was appointed President of the Company. At December 31, 1999, the Company has accrued $237,000 and expensed $130,000 and $134,250 for the years ended December 31, 1998 and 1999, respectively, under the agreement. At September 30, 2000, the Company has accrued $176,000 (unaudited).

       Marketing and Manufacturing Commitments:

       On September 15, 1999, Marketing Sciences, Inc. d/b/a Papciak Associates Atlanta ("PAA") and Pennington Enterprises, Inc. d/b/a TA Management ("TAM") entered into an agreement with the Company to provide consulting services in the marketing and manufacturing field, which expires on September 14, 2000 unless otherwise given written notification. PAA and TAM are each paid $10,000 per month. They are also each entitled to deferred compensation of $20,000 and a one-time payment of $10,000 payable no later than September 15, 2000. As of September 30, 2000 and subsequent thereto, such amounts aggregating $60,000 had been accrued but had not been paid. The agreement was extended for six months which expires on March 15, 2001. According to the extended agreement, PAA and TAM are each paid $5,000 per month, an additional $5,000 each is accrued each month, and each agree to defer the one-time compensation of $20,000 and $10,000 until the IPO. PAA and TAM will also each be issued 50,000 shares ($2.25 per share) of Common Stock as a signing bonus. The Company recorded an expense of $225,000 relating to the issuance of the shares. The value of the shares was estimated based upon a discount from the then-anticipated IPO price. At December 31, 1999, these shares are included in Common Stock to be Distributed in the accompanying statement of Stockholders' Deficit. The shares were distributed in April 2000 (unaudited).

       Agreement With Venture Capitalist:

       Effective November 1, 1999, Mackenzie Partnership Limited ("MK") and the Company, signed a contract to raise venture capital; the agreement expires October 2000. MK will receive an annual retainer of $30,000 plus 2% of the consideration raised up to $8 million and 1% on the balance raised, plus out of pocket expenses. In addition, MK will receive fees based on the purchase price for negotiating future acquisitions.

       Litigation:

       At December 31, 1999, the Company was a defendant in several lawsuits relating to amounts due to certain vendors. The Company has recorded liabilities for $343,541 at December 31, 1999 which are included in accounts payable. During 2000, these liabilities were settled for $93,853 and 33,333 shares of Common Stock, valued at $1.95 per share to be distributed in accordance with a settlement agreement.

       The Trustee of a U.S. Bankruptcy Court is claiming significant damages in a threatened action against an unrelated company, several other defendants, and the former President and Chief Executive Officer of Retrac Medical, Inc. The Company is also named as a defendant in such action. A specified amount against the Company has not been asserted. As of December 18, 2000, the trustee has commenced no action against the Company. On October 27, 2000, the trustee and the Company agreed in principle to settle the dispute by the trustee releasing the Company from any action by the trustee against the Company in exchange for $16,092. The settlement is subject to completion of a definitive settlement agreement and approval of the definitive settlement by the Bankruptcy Court. Outside counsel for the Company has advised that they have no reason to believe that the Bankruptcy Court will not approve the settlement.

       From time to time, the Company may be involved as a defendant in legal actions that arise in the normal course of business. In the opinion of the Company's management, the Company has adequate legal defense and/or insurance coverage on all legal actions, and the results of any such proceedings will not materially effect the financial statements of the Company.

15.    PROPOSED PUBLIC OFFERING:

       On August 8, 2000, the Company signed a letter of intent with an investment banker for a proposed public offering of the Company's securities. The letter of intent specifies that the investment banker will underwrite, on a firm commitment basis, shares of common stock anticipated to be offered for gross proceeds of $20,000,000. In addition, the agreement provides for the granting to the underwriter of an Over-allotment Option to sell additional shares in an amount up to 15 percent of the firm shares sold in the offering. The investment banker will receive warrants to purchase up to 10 percent of the Company's Common Stock sold in the offering.

       In addition, on October 17, 2000, the Company signed a letter of intent with an investment banker in the UK, for registering shares on the "AIM" Market for a sum estimated at $10,000,000 in Common Stock of the Company. The banker will receive fees of approximately (pound)140,000 (approximately $205,000 at September 30, 2000) and commission of 2% of gross proceeds plus VAT. This offering is conditional on admission to the AMEX stock exchange in the United States.

       The Company is in the process of offering 12% unsecured promissory notes ($50,000 per unit) and the right to have shares of the Company's Common Stock issued upon repayment of the notes. The shares will be issued pursuant to Regulation S under the 1933 Act. Principal and interest at 12% per annum is payable at the earlier of nine months from the date of issuance or the completion of an IPO. As of September 30, 2000, no Units were issued. In December 2000, the Company issued 12% promissory notes to two non-U.S. persons in exchange for $75,000 in cash. The notes entitle the non-U.S. persons to receive, for no additional consideration, 15,000 common shares upon the close of the initial public offering.


-------------------------------------------------         ----------------------------------
         You should rely only on the information
contained in this prospectus. We have not
authorized anyone to provide you with
information different from that contained in
this prospectus. This prospectus is not an offer
to sell or a solicitation of an offer to buy our
common stock in any jurisdiction where it is                       RETRAC MEDICAL, INC.
unlawful. The information contained in this
prospectus is accurate only as of the date of
this prospectus regardless of the time of
delivery of this prospectus or of any sale of
common stock.

                                                                     2,000,000 SHARES
                 TABLE OF CONTENTS
                                                                       COMMON STOCK
                                            Page
                                            ----
Prospectus Summary.............................1
Risk Factors...................................3
Use of Proceeds................................7                  ______________________
Dividend Policy................................7
Dilution.......................................8                        PROSPECTUS
Capitalization.................................9                  ______________________
Management's Discussion and Analysis or
  Plan of Operation...........................10
Business......................................11
Management....................................18
Principal Stockholders and
  Beneficial Ownership of Management..........22              CENTEX SECURITIES INCORPORATED
Description of Securities.....................23
Anti-Takeover Provisions......................23
Underwriting..................................25
Legal Matters.................................26
Experts.......................................26
Available Information.........................26
Index to Financial Statements.................27

                                                                    JANUARY __, 2001
         Until _________, 2001, 25 days after the
start of the offering, all dealers that buy, sell
or trade shares, whether or not participating in
this offering, may be required to deliver a
prospectus.  This requirement is in addition to
the dealers' obligation to deliver a prospectus
when acting as underwriters and with respect to
their unsold allotments or subscriptions.

-------------------------------------------------         ----------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Statutes
-----------------


         Section 145 of the Delaware General Corporation Law, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (Last amended by Ch.261,L.'94,eff.7-1-94.)"

Certificate of Incorporation
----------------------------

         Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duty as directors, with certain exceptions. Our bylaws also contain a provision for the indemnification of our directors.

Bylaws
------

         Our bylaws provide for our indemnification of our directors, officers, employees, or agents under certain circumstances as follows:

         7.1 AUTHORIZATION FOR INDEMNIFICATION. The Corporation may indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         7.2 ADVANCE OF EXPENSES. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation may be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, or by the stockholders, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the Corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

         7.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

         7.4 NON-EXCLUSIVITY. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein."

Indemnity Agreements
--------------------

         Our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to our directors pursuant to written indemnity agreements.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of the shares being registered. All such expenses are estimated except for the SEC registration fee.

          SEC and NASD registration fees.........................     $  15,000
          AMEX Listing Fee.......................................        25,000
          Underwriter allowance..................................       600,000
          Printing expenses......................................        50,000
          Fees and expenses of counsel for the Company...........       125,000
          Fees and expenses of accountants for Company...........        75,000
          Miscellaneous..........................................        50,000
                                                                      ----------

                            *Total...............................     $ 940,000
                                                                      ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         A. In 1997 and 1998, we issued to eight individuals 12% convertible promissory notes in the principal amount of $458,000. The notes were convertible into units consisting of common stock and common stock purchase options. There were no underwriters or finders involved in the issuances. The issuances were exempt under Rule 504 of the Securities Act of 1933 (the "Act"). In August 1999, we refinanced the notes and in connection therewith we issued a total of 59,667 common shares as consideration to the note holders for their agreement to refinance the notes.

         B. In 1997 and 1998, we issued to 33 individuals 8% convertible promissory notes in the principal amount of $425,500. The notes were convertible into units consisting of common stock and common stock purchase options. There were no underwriters or finders involved in the issuances. The issuances were exempt under Rule 504 under the Act. In August 1999, we refinanced certain of the notes and in connection therewith we issued a total of 26,294 common shares as consideration to the note holders for their agreement to refinance the notes.

         C. In February 1998, we issued 283,333 common shares in consideration of legal services rendered by Seskin & Sassone, formerly Sassone Zemanek & Girasa, a law firm in which our Chief Executive Officer, Thomas Sassone, is a partner. The issuance was exempt under the Section 4(2) of the Act.

         D. In July 1998, we issued 40,000 common shares to one individual in cancellation of indebtedness in the amount of $60,000. The issuance was exempt under the Section 4(2) of the Act.

         E. In July 1998, we issued 593,333 common shares to The Perry Rowan Smith Revocable Trust, at the time one of our significant shareholders, as consideration to the Trust for its agreement to loan funds to us. Our board valued the common shares at $.015 per share, for a total value of $8,900. The issuance was exempt under the Section 4(2) of the Act.

         F. In July 1998, we issued 66,667 common shares to one individual as consideration for the individual's transfer of certain patent rights to us. Our board valued the common shares at $.015 per share, for a total value of $1,000. The issuance was exempt under the Section 4(2) of the Act.

         G. In September 1999, we issued 133,333 common shares to The Perry Rowan Smith Revocable Trust as consideration for the Trust's extension and modification of a loan agreement previously entered into between us and the Trust. Our board valued the common shares at $2.25 per share, for a total value of $300,000. The issuance was exempt under Section 4(2) of the Act.

         H. In January 1999, we issued 100,000 common shares to Thomas Sassone, our President and Chief Executive Officer, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $1,500. The issuance was exempt under Section 4(2) of the Act.

         I. In January 1999, we issued 133,333 common shares to Peter Green, a consultant to us, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $2,000. The issuance was exempt under Section 4(2) of the Act.

         J. In February 1999, we refinanced certain promissory notes previously issued by us in 1996. In connection with that refinancing, we issued 141,733 issued common shares as consideration to the note holders for their agreement to refinance the notes. Our board valued the common shares at $.015 per share, for a total value of $2,126. The issuances were exempt under Section 4(2) of the Act.

         K. In March 1999, we issued 66,667 common shares to Robert Bambery, our Vice President of Administrative Services, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $1,000. The issuances were exempt under Section 4(2) of the Act.

         L. In April 1999, we issued 176,667 common shares to Jack Gutierrez, our Chief Financial Officer and director, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $2,650. The issuances were exempt under Section 4(2) of the Act.

         M. In July 1999, we issued 333,333 common shares to a trust controlled by our chairman of the board, Graham Gill, as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $5,000. The issuances were exempt under Section 4(2) of the Act.

         N. In August 1999, we refinanced certain promissory notes previously issued by us in 1996. In connection with that refinancing, we issued 85,961 issued common shares as consideration to the note holders for their agreement to refinance the notes. Our board valued the common shares at $.015 per share, for a total value of $1,290. The issuances were exempt under Section 4(2) of the Act.

         O. In September 1999, we issued to two officers, Thomas Alexandris and William Papciak, 50,000 common shares each as a compensatory stock grant. Our board valued the common shares at $.015 per share, for a total value of $1,500. The issuances were exempt under Section 4(2) of the Act.

         P. In March through October of 1999, we issued to seven individuals
5.25 units, each unit consisting of a 7% convertible promissory notes in the principal amount of $25,000 and a common stock purchase warrant, at a price of $25,000 per unit. There were no underwriters or finders involved in the issuances. The issuances were exempt under Section 4(2) of the Act.

         Q. From September 1999 through September 2000, we issued 12% promissory notes to 74 individuals in exchange for $2,615,500 in cash. Each purchaser was an accredited investor at the time we issued the notes. These individuals were friends, relatives or business associates of our officers or directors, or were clients of the selling broker-dealer. The notes entitle their holders to receive, for no additional consideration, 523,100 common shares upon the close of our initial public offering. Travis Morgan Securities Inc. acted as the placement agent in connection with the sale of some of the notes. The issuances were exempt under Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         R. In January, 2000, we issued to Mark Murphy and Joseph Montuoro, both of whom are our directors, 100,000 common shares each as compensatory stock grants. Our board valued the common shares at $8.00 per share, for a total value of $1,600,000. The issuances were exempt under Section 4(2) of the Act.

         S. In January 2000, we issued 33,333 common shares to one individual in settlement of an outstanding claim. Our board valued the common shares at $1.95 per share, for a total value of $65,000. The issuances were exempt under Section 4(2) of the Act. The issuance was exempt under Section 4(2) of the Act.

         T. In February 2000, we issued 28,115 common shares to three individuals, including 26,333 shares to a former officer, Michael Garvin, in settlement of outstanding claims. Our board valued the common shares at $.015 per share, for a total value of $422. The issuances were exempt under Section 4(2) of the Act.

         U. In June 2000, we agreed to issue 135,000 common shares upon the close of our initial public offering to a company and one of its affiliates in consideration of certain license rights. Our board valued the common shares at $10.00 per share, for a total value of $1,350,000. The issuances were exempt under Section 4(2) of the Act.

         V. In July 2000, we agreed to issue to Michael Garvin, the chairman of our medical advisory board, 35,039 common shares as a compensatory stock grant, 17,519 of which are to be issued upon the close of our initial public offering. The remaining 17,520 common shares are unvested and will vest over a three year period. Our board valued the common shares at $10 per share, for a total value of $350,390. The issuances were exempt under Section 4(2) of the Act.

         W. In December 2000, we issued 12% promissory notes to a trust controlled by Perry Rowan Smith, our director, in exchange for $155,000 in cash. The notes entitle the trust to receive, for no additional consideration, 31,000 common shares upon the close of our initial public offering. The issuance was exempt under Section 4(2) of the Act.

         X. In December 2000, we issued 12% promissory notes to two non-U.S. persons in exchange for $75,000 in cash. The notes entitle the non-U.S. persons to receive, for no additional consideration, 15,000 common shares upon the close of our initial public offering. The issuance was exempt under Regulation S of the Act.

         With respect to each of the foregoing offerings, before investing, each subscriber was provided with or had access to information regarding our company substantially similar to that included in a registration statement on Form SB-2. In each case, we received, before accepting the subscription of each subscriber, subscription agreements or investment letters executed by the subscribers. Each of the subscribers represented and warranted to us that such subscriber (i) was sophisticated enough to evaluate the merits of an investment in the securities and did not need the benefits of registration under the Act, (ii) had a prior substantive relationship with at least one of our officers or directors or the selling broker-dealer, if any, (iii) was purchasing with investment intent and not with a view to distribution, and (iv) had not been solicited through any form of general solicitation. In addition, each subscriber referred to in paragraphs C, E-J, L-Q, and T-U above was an accredited investor within the meaning of Rule 501(a) of the Act.

ITEM 27. EXHIBITS

Exhibit No.        Description
-----------        -----------

1.1*               Form of Underwriting Agreement

3.1** Certificate of Incorporation of Retrac Medical, Inc., as amended to date

3.2**              Amended and Restated Bylaws of Retrac Medical, Inc.

4.1**              Specimen Certificate of Retrac Medical Inc.'s common stock

4.2*               [Form of] 7% convertible promissory note due 2002

4.3*               [Form of] 12% convertible promissory note due July 2001

4.4*               [Form of] 8% convertible promissory note due July 2001

4.5*               [Form of] 7% convertible promissory note due February 2001

4.6*               [Form of] 12% unsecured units due 2000/2001

5.1**              Opinion of Oppenheimer Wolff & Donnelly LLP

10.1**             [Form of] Indemnity Agreement

10.2** Loan and Security Agreement dated June 15, 2000 between Michael Haining and Retrac Medical, Inc.

10.3** Loan and Security Agreement dated July 1, 1998, as amended, between Re-Track USA, Inc. and P. Rowan Smith Revocable Trust

10.4** Patent License and Trademark Agreement dated June 2000 between SafeTech Medical Products and Retrac Medical, Inc.

10.5** Settlement and Release Agreement dated April 17, 1996 between Re-Track USA, Inc. and Faithful Investments & Holdings, Ltd.

10.6** License Agreement dated October 7, 1999 between Re-Track USA, Inc. and P. Rowan Smith

10.7** Redemption Agreement dated August 17, 2000 between Retrac Medical, Inc. and Martin Kelly

10.8*              Agreement dated January 4, 1999 between Re-Track USA, Inc.
                   and Thomas Sassone

10.9*              Agreement dated July 7, 1999 between Re-Track USA, Inc. and
                   Graham Gill

10.10*             Agreement dated April 1, 1999 between Re-Track USA, Inc. and
                   Jack Gutierrez

10.11*             Agreement dated February 12, 2000 between Re-Track USA, Inc.
                   and Mark Murphy

10.12*             Agreement dated February 12, 2000 between Re-Track USA, Inc.
                   and Joseph Montuoro

10.13* Agreement dated March 15, 1999 between Re-Track USA, Inc. and Robert Bambery

10.14* Agreement dated January 7, 1999 by and between Re-Track USA, Inc. and Peter Green

10.15* Agreement effective as of September 15, 1999, by and betwen Re-Track USA, Inc., Marketing Sciences, Inc. d/b/a Papciala Associates Atlanta, and Pennington Enterprises, Inc. d/b/a TA Management

10.16* Manufacturing Agreement dated December 20, 2000 by and between American Tool & Mold Inc. and Retrac Medical, Inc.

21.1**             Subsidiaries of Retrac Medical, Inc.

23.1               Consent of Independent Public Accountants, M.R. Weiser & Co.
                   LLP

23.2** Consent of Oppenheimer Wolff & Donnelly LLP, reference is made to Exhibit 5.1

27.1               Financial Data Schedule.
------------------

* To be filed by amendment
**Previously filed

ITEM 28. UNDERTAKINGS.

(a) We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described herein, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) For determining any liability under the Securities Act of 1933, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in New City, New York on January 10, 2001.

                                          RETRAC MEDICAL, INC.

                                          By: /S/ Thomas Sassone
                                             --------------------------------
                                          Thomas Sassone, President and Chief
                                          Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures                             Title                                        Date
----------                             -----                                        ----
/S/ Graham Gill                 Chairman of the Board                         January 10, 2001
-----------------------
Graham Gill

/S/ Thomas Sassone              President and Chief Executive                 January 10, 2001
-----------------------         Officer and Director
Thomas Sassone

/S/ Jack Gutierrez              Chief Financial Officer and Director          January 10, 2001
-----------------------
Jack Gutierrez

/S/ Perry Rowan Smith           Director                                      January 10, 2001
-----------------------
Perry Rowan Smith

/S/ Joseph Montuoro             Director                                      January 10, 2001
-----------------------
Joseph Montuoro

/S/ Mark Murphy                 Director                                      January 10, 2001
-----------------------
Mark Murphy